                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       MORGAN STANLEY DEAN WITTER & CO.
    -------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
  ----------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  ----------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
  ----------------------------------------------------------------------------

  (5) Total fee paid:
  ----------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  ----------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement no.:
  ----------------------------------------------------------------------------

  (3) Filing Party:
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  (4) Date Filed:
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

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                                                              February 19, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Morgan Stanley Dean Witter & Co. The meeting will be held on Friday, April 9, 1999 at 9:00 a.m., local time, at the offices of Morgan Stanley Dean Witter Trust FSB, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311. We hope that you will be able to attend.

  Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 1998 Annual Report.

  Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the Internet as indicated on the proxy. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

  Your cooperation in promptly submitting your proxy is greatly appreciated.

Very truly yours,

/s/ Philip J. Purcell                     /s/ John J. Mack

Philip J. Purcell                         John J. Mack
Chairman and Chief Executive Officer      President and Chief Operating Officer

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                               ----------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                                              February 19, 1999

  The 1999 Annual Meeting of Stockholders of Morgan Stanley Dean Witter & Co. (the "Company") will be held at the offices of Morgan Stanley Dean Witter Trust FSB, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311, on Friday, April 9, 1999 at 9:00 a.m., local time, for the following purposes:

    1. To elect to the Board of Directors for a three-year term one class of directors, consisting of three (3) directors;

    2. To approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 25,000,000 shares;

    3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year;

    4. To consider three stockholder proposals, if properly presented by the respective stockholder proponents or their qualified representatives; and

    5. To transact such other business as may properly come before the meeting.

  The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 9, 1999. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Christine A. Edwards

                                          Christine A. Edwards
                                          Executive Vice President,
                                          Chief Legal Officer and Secretary

             PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE
                    ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
                           BY PHONE OR THE INTERNET.

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 April 9, 1999

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), to be used at the 1999 Annual Meeting of Stockholders of the Company on Friday, April 9, 1999 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is February 19, 1999.

  Holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as of the close of business on February 9, 1999 will be entitled to vote at the Annual Meeting. On that date, there were 571,119,667 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. In addition, on February 9, 1999, there were 3,569,845 outstanding shares of the Company's ESOP Convertible Preferred Stock (the "ESOP Stock"), each of which is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. Generally, the Common Stock and the ESOP Stock vote together as a single class.

  A proxy in the accompanying form that is properly executed, duly returned and not subsequently revoked will be voted in accordance with instructions on it. If you do not give instructions with respect to the matters to be acted on, proxies will be voted as follows: FOR the election of the nominees for directors named below, FOR the approval of the amendment to the Company's Employee Stock Purchase Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year, AGAINST each of the stockholder proposals described herein and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

  A stockholder executing a proxy (other than a proxy granted pursuant to the Voting Agreements referred to below) may revoke it at any time before it is exercised by giving written notice to the Executive Vice President, Chief Legal Officer and Secretary of the Company, by subsequently filing another proxy or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not revoke your proxy.

  Participants in the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (the "DW START") may, on or before April 6, 1999, instruct the trustee of the DW START as to the voting of Common Stock in their accounts in the DW START. If timely voting instructions are not received, the trustee of the DW START will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote all shares for which timely instructions have not been received in direct proportion to the voting of shares for which timely instructions are received. In addition, participants in the Morgan Stanley Dean Witter & Co. and Subsidiaries Employee Stock Ownership Plan (the "ESOP") may, on or before April 6, 1999, instruct the trustee of the ESOP as to the voting of ESOP Stock allocated to their ESOP accounts. The ESOP trustee will, subject to the requirements of ERISA, vote the ESOP Stock that is not allocated to participant accounts in the same proportion as the allocated shares of ESOP Stock for which voting instructions are received.

  The presence, in person or by proxy, of a majority in voting power of the shares of Common Stock and ESOP Stock outstanding on February 9, 1999 shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires a plurality of the votes cast. The affirmative vote of a majority in voting power of the shares of Common Stock and ESOP Stock represented at the Annual Meeting and entitled to vote thereon is required to approve each of the amendment to the Company's Employee Stock Purchase Plan, the appointment of Deloitte & Touche LLP and the stockholder proposals.

  Abstentions may be specified on all proposals except the election of directors. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, have the effect of a vote against the proposal. With regard to the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), member brokers who hold shares in street name for customers have the authority to vote on certain items in the event that they have not received instructions from beneficial owners. NYSE member brokers (other than the Company's wholly-owned subsidiaries, Morgan Stanley & Co. Incorporated ("MS&Co.") and Dean Witter Reynolds Inc. ("DWR")) who do not receive instructions are entitled to vote on the proposals presented in this Proxy Statement, other than the stockholder proposals. Under NYSE rules, stockholder proposals are "non-discretionary" items, which means that NYSE member brokers, including MS&Co. and DWR, who have not received instructions from the beneficial owners, do not have discretion to vote on these items, and such broker "non-votes" will not be counted in determining their outcomes. With respect to discretionary items, under NYSE policy, if MS&Co. and DWR do not receive instructions regarding shares held by them in street name for customers, each is entitled to vote such shares only in the same proportion as the shares represented by votes cast by all record holders with respect to each such proposal. Discover Brokerage Direct Inc. ("Discover Brokerage"), a wholly-owned subsidiary of the Company, is not a member of the NYSE or any other national securities exchange. Accordingly, shares held by Discover Brokerage in street name for its customers will only be voted on proposals coming before the Annual Meeting if its customers vote their shares. A broker non-vote will have no effect on the outcome of the vote on the election of directors, the amendment to the Employee Stock Purchase Plan, the appointment of Deloitte & Touche LLP or the stockholder proposals.

  The Company will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company by telephone or other means of communication and by Georgeson & Company Inc. ("Georgeson"). Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $19,000 for its services. The Company will reimburse brokers, including MS&Co., DWR and Discover Brokerage, and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with applicable rules.

  On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley Group") merged with and into Dean Witter, Discover & Co. ("Dean Witter Discover") in a merger of equals (the "Merger"). At that time, Dean Witter Discover changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. After receiving stockholder approval at last year's annual meeting, the Company changed its corporate name to Morgan Stanley Dean Witter & Co. References to the Company include Dean Witter Discover prior to the Merger.

  Prior to the Merger, Dean Witter Discover's fiscal year ended on December 31 and Morgan Stanley Group's fiscal year ended on November 30. After the Merger, the Company adopted the fiscal year-end of November 30. As used herein, "Fiscal 1998" refers to the twelve-month period from December 1, 1997 to November 30, 1998; "Fiscal 1997" refers to the twelve-month period from December 1, 1996 to November 30, 1997; and "Fiscal 1996" refers to the twelve-month period from January 1, 1996 to December 31, 1996. All information regarding the Common Stock has been adjusted to reflect the Company's stock splits.

The Voting Agreements

  Certain stockholders hold their shares of Common Stock subject to agreements relating to, among other things, the voting and disposition of such shares. Such agreements include a Stockholders' Agreement dated as of February 14, 1986, as amended (the "Stockholders' Agreement"), among Morgan Stanley Group and those persons who were stockholders (the "Recapitalization Signatories") of Morgan Stanley Group at that time (all of whom were Managing Directors or Principals of MS&Co. at such time), certain agreements (the "MAS Agreements") between Morgan Stanley Group and certain former general partners of Miller Anderson & Sherrerd, LLP, and certain agreements (the "VK Agreements") between Morgan Stanley Group and certain senior officers of Van Kampen Investments Inc. Such agreements also include various voting agreements (such agreements, together with the Stockholders' Agreement, the MAS Agreements and the VK Agreements, the "Voting Agreements") entered into by Morgan Stanley Group and the Company with certain employees and/or a trustee for a trust that holds shares of Common Stock on behalf of such employees (together with the Recapitalization Signatories, the "Signatories") in connection with certain grants to such employees of stock awards, stock unit awards and/or option awards under the 1995 Equity Incentive Compensation Plan (the "1995 EICP") and the 1988 Equity Incentive Compensation Plan (the "1988 EICP") and options and performance units under other plans. Pursuant to the Merger, the Company succeeded to all of the rights and obligations of Morgan Stanley Group under the Voting Agreements. Shares of ESOP Stock are not subject to any of the Voting Agreements.

  The Voting Agreements, which will cease to have further effect on May 31, 2022, provide that before any vote of the stockholders of the Company occurs, a preliminary vote (the "Preliminary Vote") will be taken at which each Signatory who is an employee of the Company on the date of the Preliminary Vote may vote all of his or her shares of Common Stock subject to the Voting Agreements in such manner as such Signatory may determine in his or her sole discretion. A Signatory who is an employee may also direct the trustee of the trust referred to below how to vote in the Preliminary Vote the shares of Common Stock that are held in the trust and that correspond to stock units awarded to the Signatory under the 1988 EICP or the 1995 EICP. At any meeting of the stockholders called to vote with respect to any corporate action, the shares of Common Stock of any Signatory who participated in the Preliminary Vote will be voted in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote, and a Signatory who was an employee of the Company at the time of the Preliminary Vote but who did not participate in the Preliminary Vote must, if such Signatory desires to vote the Signatory's shares of Common Stock that are subject to the Voting Agreements, vote such shares in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. In addition, a trustee for a trust that holds shares of Common Stock corresponding to stock units awarded under the 1988 EICP or the 1995 EICP (including any such stock units awarded to former employees who do not participate in the Preliminary
Vote) must vote the shares of Common Stock that are in the trust in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. Signatories who are no longer employed by the Company on the date of the Preliminary Vote are not required to vote their shares of Common Stock in accordance with the vote of the majority of the shares of Common Stock voted in the Preliminary Vote. At February 9, 1999, 71,303,320 shares of Common Stock (constituting approximately 12.15% of the votes that are entitled to be cast at the Annual Meeting) were subject to voting restrictions contained in the Voting Agreements. A Preliminary Vote with respect to the proposals presented in this Proxy Statement will be taken on or about March 17, 1999.

  Except as otherwise determined by the Board of Directors and subject to applicable legal requirements, Recapitalization Signatories may only dispose of or transfer in accordance with the terms of the Stockholders' Agreement any shares of Common Stock they received in the Merger in exchange for shares of the common stock of Morgan Stanley Group they acquired in connection with the 1986 recapitalization of Morgan Stanley Group and certain other shares. A Recapitalization Signatory's ability to dispose of such shares depends upon his or her age and the amount of such shares of which he or she has previously disposed. Restrictions on disposition are in effect only while the Recapitalization Signatory remains an employee of the Company.

                         ITEM 1--ELECTION OF DIRECTORS

Introduction

  The Board of Directors is divided into three classes. At each annual meeting of the stockholders, a class of directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders after its election, to succeed that class of directors whose term then expires. Each director shall hold office until his or her successor has been duly elected and qualified, or the director's earlier resignation, death or removal. Currently, the Board of Directors consists of fifteen members. However, Richard B. Fisher and Thomas
C. Schneider, who are currently directors and members of the class of directors whose term expires at the Annual Meeting, have informed the Company that they will not stand for reelection at the 1999 Annual Meeting. The Board of Directors intends to reduce the size of the Board from fifteen to thirteen and the size of the class of directors whose term expires at the Annual Meeting from five to three, effective as of the election of directors at the Annual Meeting.

  Based on the recommendation of its Nominating and Directors Committee, the Board of Directors proposes the election as directors of the three persons named below under "Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2002," to hold office for a term ending at the annual meeting of stockholders to be held in 2002. The Company has inquired of each nominee and has ascertained that each will serve if elected. The remaining ten directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

  All nominees are current directors of the Company. Set forth below is a brief description of the background of the nominees for election as directors and directors continuing in office.

Nominees for Election to the Board of Directors For a Three-Year Term Expiring in 2002

Charles F. Knight

  Mr. Knight, age 63, has been a director since January 1, 1999 and has served as the Chief Executive Officer of Emerson Electric Co., a St. Louis-based manufacturer of electronics and electrical products, since 1973, and its Chairman since 1974. Mr. Knight also served as President of that corporation from 1995 until March 1997, and as a director since December 1972. Mr. Knight is also a director of Anheuser-Busch Companies, Inc., International Business Machines Corporation, SBC Communications, Inc. and BP Amoco p.l.c.

Miles L. Marsh

  Mr. Marsh, age 51, has been a director since May 1997 and served as a director of Dean Witter Discover from December 1996 to May 1997. Mr. Marsh has served as Chairman and Chief Executive Officer of Fort James Corporation, a manufacturer and marketer of consumer paper products, since August 1997, when it was created upon the merger of Fort Howard Corporation and James River Corporation of Virginia. From January 1996 until August 1997, he served as Chairman of James River and was James River's President and Chief Executive Officer from October 1995 until August 1997. From March 1991 to February 1995, Mr. Marsh served as Chairman and Chief Executive Officer of Pet Food Inc., a leading prepared foods company. Mr. Marsh is also a director of GATX Corporation and Whirlpool Corporation.

Laura D'Andrea Tyson

  Dr. Tyson, age 51, has been a director since May 1997 and served as a director of Morgan Stanley Group from April 1997 to May 1997. Dr. Tyson has been the Dean of the Walter A. Haas School of Business at the University of California, Berkeley since July 1998. She previously held the Class of 1939 Chair in Economics and Business Administration at the University from January 1997 until July 1998. Dr. Tyson served in President Clinton's first Administration from January 1993 through March 1995 as the 16th Chair of the White House

Council of Economic Advisors, and from April 1995 through December 1996 as Chair of the President's National Economic Council and the President's National Economic Advisor. She is also a director of Ameritech Corporation, Eastman Kodak Company and Human Genome Sciences, Inc.

  The Board of Directors recommends a vote FOR the election of all three nominees to the Board of Directors.

Directors Continuing in Office -- Term Expiring in 2000

Philip J. Purcell

  Mr. Purcell, age 55, has been Chairman of the Board and Chief Executive Officer since May 1997 and served as Chairman of the Board and Chief Executive Officer of Dean Witter Discover from 1986 to May 1997. Mr. Purcell is also a director or trustee of approximately 90 registered investment companies for which Morgan Stanley Dean Witter Advisors Inc., a wholly-owned subsidiary of the Company, serves as investment manager or investment adviser.

John J. Mack

  Mr. Mack, age 54, has been President, Chief Operating Officer and a director since May 1997 and served as President of Morgan Stanley Group from June 1993 to May 1997. From March 1992 until the Merger, he served as Chairman of the Operating Committee of Morgan Stanley Group, which was responsible for management of that corporation. Mr. Mack served as a director and a Managing Director of Morgan Stanley Group from December 1987 to May 1997.

Daniel B. Burke

  Mr. Burke, age 70, has been a director since May 1997 and served as a director of Morgan Stanley Group from February 1994 to May 1997. He served as Chief Executive Officer of Capital Cities/ABC, Inc. from 1990 until he retired in February 1994. He also served as President and Chief Operating Officer of that corporation from 1986 until February 1994 and was one of its directors from 1967 until February 1996. Mr. Burke is also a director of Darden Restaurants, Inc., Rohm and Haas Company and The Washington Post Company.

C. Robert Kidder

  Mr. Kidder, age 54, has been a director since May 1997 and served as a director of Dean Witter Discover from July 1993 to May 1997. Mr. Kidder has served since January 1995 as Chairman of the Board and Chief Executive Officer of Borden, Inc., a consumer and specialty products company. He served from August 1991 to October 1994 as Chairman and Chief Executive Officer of Duracell International Inc., a consumer battery company. Mr. Kidder is also a director of AEP Industries Inc. and Electronic Data Systems Corporation.

Michael A. Miles

  Mr. Miles, age 59, has been a director since May 1997 and served as director of Dean Witter Discover from February 1993 to May 1994 and from January 1995 to May 1997. Mr. Miles has served since January 1995 as a special limited partner in Forstmann Little & Co., a private investment firm with interests in electronics, aerospace, publishing and other industries. From September 1991 to July 1994, he was Chairman of the Board and Chief Executive Officer of Philip Morris Companies Inc., a holding company engaged primarily in the manufacture and sale of various consumer products. He is also a director of Sears, Roebuck and Co., The Allstate Corporation, Time Warner Inc. and Dell Computer Corporation.

Allen E. Murray

  Mr. Murray, age 69, has been a director since May 1997 and served as a director of Morgan Stanley Group from November 1992 to May 1997. Mr. Murray served as Chairman of the Board of Directors and Chief

Executive Officer of Mobil Corporation from February 1986 until his retirement in March 1994, and as one of its directors from May 1977 until March 1994. Mr. Murray also served as President and Chief Operating Officer of that corporation from November 1984 until March 1993. He is also a director of Lockheed Martin Corporation, Metropolitan Life Insurance Company and Minnesota Mining and Manufacturing Company.

Directors Continuing in Office -- Term Expiring in 2001

Robert P. Bauman

  Mr. Bauman, age 67, has been a director since May 1997 and served as a director of Morgan Stanley Group from April 1996 to May 1997. Mr. Bauman has been the non-executive Chairman of BTR plc, a manufacturing and engineering business with global operations, since May 1998 and served as its Deputy Chairman and non-executive director from October 1997 until May 1998. He served as Chief Executive Officer of SmithKline Beecham Plc from 1989 until May 1994 and as the non-executive Chairman of British Aerospace PLC from May 1994 until May 1998. Mr. Bauman is also a director of CIGNA Corporation and Union Pacific Corporation. Mr. Bauman is also a non-executive director of Reuters Holdings PLC.

Edward A. Brennan

  Mr. Brennan, age 65, has been a director since May 1997 and served as a director of Dean Witter Discover from February 1993 to May 1997. Mr. Brennan is the former Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co., having served in such capacities for more than five years until his retirement in August 1995. Mr. Brennan is also a director of AMR Corporation, Minnesota Mining and Manufacturing Company, The Allstate Corporation, Unicom Corporation, Dean Foods Company and The SABRE Group Holdings, Inc.

Diana D. Brooks

  Mrs. Brooks, age 48, has been a director since December 1997. Mrs. Brooks has served since April 1994 as the President and Chief Executive Officer of Sotheby's Holdings, Inc., parent company of the world-renowned auction house with global operations. Previously, Mrs. Brooks served as President and Chief Executive Officer of Sotheby's Worldwide Auction Business from April 1993 to April 1994 and of Sotheby's Inc., responsible for North and South American operations, from November 1990 to April 1993. She has been a director of Sotheby's Holdings, Inc. since 1992.

Clarence B. Rogers, Jr.

  Mr. Rogers, age 69, has been a director since May 1997 and served as a director of Dean Witter Discover from February 1993 to May 1997. Mr. Rogers served as Chief Executive Officer of Equifax Inc., a provider of information-based administrative services, from October 1992 until December 1995, and has served since October 1992 as its Chairman of the Board. He is also a director of Sears, Roebuck and Co., Briggs & Stratton Corporation, Oxford Industries, Inc. and ChoicePoint Inc.

Board of Directors Meetings and Committees

  The Board of Directors held seven (7) meetings during Fiscal 1998. The Company has standing Audit, Compensation and Nominating and Directors Committees.

  The Audit Committee, among other things, confers with the Company's independent auditors and internal auditors concerning their respective audits and reviews the accounting principles employed in financial reporting. Messrs. Brennan (Chair), Kidder and Murray and Dr. Tyson are the members of the Audit Committee. During Fiscal 1998, the Audit Committee held four (4) meetings.

  The Compensation Committee, among other things, determines the compensation policies applicable to the senior officers of the Company and of its subsidiaries and establishes the total compensation for each senior officer in light of these policies. The Compensation Committee also addresses questions of interpretation, administration and application of the Company's or any subsidiary's employee benefit plans. The members of the Compensation Committee are Messrs. Burke (Chair), Brennan, Murray and Rogers. During Fiscal 1998, the Compensation Committee held four (4) meetings.

  The Nominating and Directors Committee, among other things, evaluates and recommends candidates for election to the Company's Board of Directors and assesses the Board of Directors' performance not less frequently than every three (3) years, recommends director compensation and benefits philosophy, and periodically reviews the Company's corporate governance profile. Messrs. Miles (Chair), Bauman and Marsh and Mrs. Brooks are the members of the Nominating and Directors Committee. The Nominating and Directors Committee held two (2) meetings during Fiscal 1998. The Company's current Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of stockholders. A copy of such provisions is available upon request to the Company's Executive Vice President, Chief Legal Officer and Secretary, 1585 Broadway, New York, New York 10036.

  During Fiscal 1998, each of the current directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the Committees on which he or she served (during the period that he or she served).

Director Compensation

  Directors who are not employees of the Company or a Company affiliate ("Non-Employee Directors") receive annual cash retainers and meeting fees as follows:

       Board Member.................................................... $35,000
       Committee Chair.................................................   7,500
       Committee Member................................................   5,000
       Attendance at Board or Committee Meeting........................   1,000

  Non-Employee Directors also participate in the Company's Directors' Equity Capital Accumulation Plan ("DECAP"). Under DECAP, Non-Employee Directors receive formula-based awards of stock options covering 4,000 shares of Common Stock and a grant of 600 shares of Common Stock upon initially joining the Board of Directors and after each annual meeting of stockholders after which they continue to serve. DECAP further provides that each Non-Employee Director may elect to receive all or a portion of his or her annual cash retainers and meeting fees, on a current or deferred basis, in shares of Common Stock at a fair market value equal to the cash retainers or fees that would otherwise have been paid and may elect to defer receipt of formula-based Common Stock grants. Each Non-Employee Director also may elect under DECAP to receive options to purchase Common Stock in lieu of that director's annual $35,000 retainer. If a Non-Employee Director makes this election, the number of shares of Common Stock subject to each such option will be equal to the number of whole shares of Common Stock obtained by multiplying three by the quotient obtained by dividing $35,000 by the fair market value of a share of Common Stock on the award date. Non-Employee Directors are not eligible to receive retirement benefits from the Company.

  The Company matches certain charitable gifts to educational institutions made by Non-Employee Directors up to a maximum of $2,000 per year. During Fiscal 1998, the Company matched charitable gifts in the amount of $2,000 each on behalf of Mr. Kidder and Mr. Rogers.

  Directors who are also employees of the Company or an affiliate receive no compensation for serving as a director of the Company.

                                STOCK OWNERSHIP

Stock Ownership of Management

  The following table sets forth, as of January 19, 1999, the beneficial ownership of the Company's capital stock by current directors, nominees for director, the Chief Executive Officer, each of the four other named executive officers, and all directors and executive officers of the Company as a group.

                                                        Amount of Common Stock
Name of Beneficial Owner                                Beneficially Owned(/1/)
------------------------                                -----------------------
 Philip J. Purcell(/2/)(/3/)(/4/)(/5/)(/6/)(/7/).......        2,919,561
 John J. Mack(/2/)(/3/)(/4/)(/7/)......................        3,861,591
 Thomas C. Schneider(/2/)(/3/)(/4/)(/6/)(/7/)..........        1,205,346
 Richard B. Fisher(/2/)(/3/)(/4/)(/6/)(/7/)............        4,316,122
 Robert P. Bauman(/8/).................................           12,370
 Edward A. Brennan(/8/)................................          139,349
 Diana D. Brooks(/8/)..................................            8,000
 Daniel B. Burke(/8/)..................................           16,152
 C. Robert Kidder(/8/).................................           27,942
 Charles F. Knight(/9/)................................            1,006
 Miles L. Marsh(/8/)...................................           15,600
 Michael A. Miles(/8/).................................           34,736
 Allen E. Murray(/8/)..................................           21,915
 Clarence B. Rogers, Jr.(/8/)..........................           34,528
 Laura D'Andrea Tyson(/8/).............................           10,663
 Christine A. Edwards(/2/)(/3/)(/4/)(/6/)(/7/).........          661,239
 Robert G. Scott(/2/)(/3/)(/4/)(/7/)...................        1,638,347
 John H. Schaefer(/2/)(/3/)(/4/)(/6/)(/7/).............          201,044
 All executive officers and directors as a group (18
  persons)(/2/)(/3/)(/4/)(/10/)........................       15,125,511

--------
 (1) Each officer and director beneficially owns less than 1% of the shares outstanding based on 571,113,010 shares of Common Stock, except that all officers and directors as a group beneficially own approximately 2.65% of the Common Stock.

 (2) Except as otherwise disclosed below, the voting and disposition of the shares of Common Stock beneficially owned by the executive officers, Mr. Schneider and Mr. Fisher are subject to the Voting Agreements. See "INTRODUCTION--The Voting Agreements."

 (3) Includes 122,564, 764,219, 17,117, 676,886, 19,327, 420,736, 12,540 and
     2,033,389 shares of Common Stock underlying stock unit awards granted to Mr. Purcell, Mr. Mack, Mr. Schneider, Mr. Fisher, Mrs. Edwards, Mr. Scott, Mr. Schaefer and all current directors and executive officers as a group, respectively, as part of compensation. Except for 5,565 shares of Common Stock underlying the stock unit awards granted to Mr. Schaefer that are not subject to the Voting Agreements, all the shares of Common Stock underlying such stock unit awards are subject to the Voting Agreements and are held in trust to be voted in accordance with the results of the Preliminary Vote.

 (4) Includes 5,067, 5,067, 5,067, 179, 179, 179, 158 and 15,896 shares of
     Common Stock into which shares of ESOP Stock are convertible that have been allocated to Messrs. Mack, Fisher, Scott, Purcell, Schneider and Schaefer, Mrs. Edwards and all current directors and executive officers as a group, respectively. Each share of ESOP Stock is convertible into
     3.3 shares of Common Stock. Each share of ESOP Stock is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. ESOP participants have the ability to direct the voting with respect to ESOP Stock allocated to them. Such shares are not subject to the Voting Agreements.

 (5) Includes 22,682 shares of Common Stock owned by Mr. Purcell's spouse and 11,959 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, which are not subject to the Voting Agreements, as to which Mr. Purcell disclaims beneficial ownership.

 (6) Includes 1,191,348, 612,292, 241,143, 25,410 and 22,285 shares of Common
     Stock beneficially held by Mr. Purcell, Mr. Schneider, Mrs. Edwards, Mr. Fisher and Mr. Schaefer, respectively, that are not subject to the Voting Agreements (including shares for which such individuals are disclaiming beneficial ownership).

 (7) Includes 1,605,470, 575,758, 439,091, 400,611, 298,535, 223,685 and
     166,040 shares of Common Stock subject to options that are exercisable within 60 days after January 19, 1999 held by Mr. Purcell, Mr. Schneider, Mr. Mack, Mrs. Edwards, Mr. Fisher, Mr. Scott and Mr. Schaefer, respectively. Of these, only 87,733, 12,030, 439,091, 13,767, 298,535,
     172,109, and 5,233 shares, respectively, will be subject to the Voting Agreements, and the remaining shares will not be subject to the Voting Agreements.

 (8) Includes the following shares of Common Stock subject to options that are exercisable within 60 days after January 19, 1999: (i) 25,342 shares held by each of Messrs. Brennan, Kidder, Miles and Rogers; (ii) 12,000 shares held by Mr. Marsh; (iii) 9,342 shares held by each of Messrs. Bauman and Burke and Dr. Tyson; and (iv) 8,000 shares held by each of Mr. Murray and Mrs. Brooks.

 (9) Includes 1,000 shares acquired on January 19, 1999 during the Company's first window period for transactions in Company stock after Mr. Knight became a director.

(10) Includes 2,257,345 shares of Common Stock that are not subject to the Voting Agreements. Includes 3,866,584 shares of Common Stock subject to options that are exercisable within 60 days after January 19, 1999, of which 2,838,086 shares will not be subject to the Voting Agreements.

Principal Stockholders

  The following table sets forth certain information regarding each person or group of persons known to the Company as of January 19, 1999 to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                         Shares of Common Stock
                                           Beneficially Owned
                                        ---------------------------------------
             Name of Persons or
             Identity of Group               Number                     Percent
             ------------------         ----------------                -------
     Signatories to Voting
      Agreements(/1/).................. 104,242,538(/2/)(/3/)(/4/)(/5/)  17.42%

--------
 (1) The voting of the shares of Common Stock subject to the Voting Agreements is subject to the restrictions on voting contained therein. The information provided relates to the voting power of such securities. The Signatories to the Voting Agreements do not share dispositive power. See "INTRODUCTION--The Voting Agreements."

 (2) Includes 27,261,921 shares of Common Stock that may be acquired upon the exercise of options that are exercisable within 60 days after January 19, 1999. Of these shares, 5,613,947 will not be subject to the Voting Agreements.

 (3) Includes 43,948,895 shares of Common Stock, underlying stock unit awards granted pursuant to equity-based employee compensation plans, that will be voted in accordance with the results of the Preliminary Vote.

 (4) Includes 5,299,767 shares of Common Stock, including shares underlying stock unit awards granted pursuant to equity-based employee compensation plans, that are not subject to the Voting Agreements.

 (5) Does not include 2,058,656 shares of Common Stock into which shares of ESOP Stock allocated to the Signatories are convertible. Each share of ESOP Stock is convertible into 3.3 shares of Common Stock. Each share of ESOP Stock is entitled to 4.455 votes with respect to each matter to be voted on at the Annual Meeting. Such shares are not subject to the Voting Agreements.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The following table summarizes the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at November 30, 1998 (the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries for Fiscal 1998, Fiscal 1997 and Fiscal 1996. Amounts reported for Messrs. Mack and Scott for Fiscal 1997 and Fiscal 1996, as applicable, include compensation received from Morgan Stanley Group prior to the Merger.

                          Summary Compensation Table

                                                                                          Long-Term
                                           Annual Compensation                          Compensation
                                ------------------------------------------------    ---------------------------
                                                                                    Restricted       Securities
                                                                    Other Annual      Stock          Underlying
Name and               Fiscal                                       Compensation     Award(s)         Options/
Principal Position    Year(/1/) Salary($)(/2/)   Bonus($)(/2/)          ($)            ($)            SARS(#)
------------------    --------- --------------   -------------      ------------    ----------       ----------
Philip J. Purcell       1998       $775,000       $8,112,500               --       $4,435,319(/3/)    149,645(/4/)
Chairman of the                                                                                        633,862(/5/)
Board and                                                                                            ---------
Chief Executive                                                                                        783,507
Officer
                        1997        775,000(/7/)   9,698,750           799,996(/8/)  3,135,577(/9/)    126,126(/4/)
                                                                                                       330,000(/10/)
                                                                                                       663,875(/5/)
                                                                                                     ---------
                                                                                                     1,120,001
                        1996        750,000        2,560,000               --          895,405(/12/)       --

John J. Mack            1998       $775,000       $8,112,500               --       $4,435,319(/3/)    149,645(/4/)
President and Chief
Operating Officer
                        1997        775,000        9,698,750               --        3,135,577(/9/)    126,126(/4/)
                        1996        550,000        5,771,875(/13/)         --        4,154,366(/14/)   299,636(/15/)

Robert G. Scott*        1998       $300,000       $3,725,000               --       $1,699,264(/3/)     57,333(/4/)
Executive Vice
President and
Chief Financial
Officer
                        1997        300,000        4,956,875               --        1,553,944(/9/)     62,505(/4/)
                                                                                                       206,304(/16/)
                                                                                                     ---------
                                                                                                       268,809

Christine A. Edwards    1998       $270,000       $1,908,000          $ 55,397(/8/) $  637,266(/3/)     21,502(/4/)
Executive Vice                                                                                         200,095(/5/)
President,                                                                                           ---------
Chief Legal Officer                                                                                    221,597
and Secretary
                        1997        270,000(/7/)   1,936,925               --          546,565(/9/)     21,987(/4/)
                                                                                                       100,000(/10/)
                                                                                                        83,869(/5/)
                                                                                                       137,536(/16/)
                                                                                                     ---------
                                                                                                       343,392
                        1996        255,000          560,000               --          195,870(/12/)       --

John H. Schaefer**      1998       $260,000       $1,494,000               --       $  465,145(/3/)     15,695(/4/)
Executive Vice                                                                                          21,439(/5/)
President and Chief                                                                                  ---------
Strategic and                                                                                           37,134
Administrative
Officer


Name and               All Other
Principal Position    Compensation
------------------    ----------------
Philip J. Purcell       $23,100(/6/)
Chairman of the
Board and
Chief Executive
Officer
                          3,731(/11/)
                          3,633(/11/)

John J. Mack            $23,100(/6/)
President and Chief
Operating Officer
                         25,500(/6/)
                         19,650(/6/)

Robert G. Scott*        $23,100(/6/)
Executive Vice
President and
Chief Financial
Officer
                         25,500(/6/)

Christine A. Edwards    $21,600(/6/)
Executive Vice
President,
Chief Legal Officer
and Secretary
                          3,731(/11/)
                          3,633(/11/)

John H. Schaefer**      $23,100(/6/)
Executive Vice
President and Chief
Strategic and
Administrative
Officer

--------
 * Not an executive officer of Morgan Stanley Group or Dean Witter Discover prior to the Merger.

** Not an executive officer of the Company until 1998.

 (1) Information for Mr. Mack for Fiscal Year 1996 is presented based on the fiscal year of Morgan Stanley Group prior to the Merger, which was the 12-month period from December 1, 1995 to November 30, 1996.

 (2) Includes amounts contributed to various deferred compensation plans of the Company.

 (3) The market value of the Common Stock underlying vested and unvested restricted stock units (which generally convert into shares of Common Stock) ("RSUs") at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the 1995 EICP on December 11, 1998 for performance in Fiscal 1998; the closing price per share of the Common Stock on that date as reported on the New York Stock Exchange Composite Transaction Tape (the "NYSE Composite Tape") was $66.6875 per share.

     The aggregate number of RSUs awarded on December 11, 1998 to each of the named executive officers is as follows: Mr. Purcell--66,509; Mr. Mack-- 66,509; Mr. Scott--25,481; Mrs. Edwards--9,556; and Mr. Schaefer--6,975.
     These RSUs vest ratably over three years beginning January 2, 1999. Dividend equivalents are paid on the RSUs at the same rate that dividends are paid on shares of Common Stock. The RSUs are neither distributed in the form of shares of Common Stock nor transferable for five years after the grant date and are subject to forfeiture in certain circumstances. The RSUs provide that in the event a "change in control" or a "change in ownership" of the Company occurs or the recipient terminates employment with the Company as a result of a "full career retirement" or death, all such RSUs will vest. In addition, in the case of a "change in ownership," "full career retirement" or death, all such RSUs will generally convert into shares of Common Stock.


     The aggregate number of RSUs (including RSUs awarded on December 11, 1998, TDEPP Units (as defined in footnote 12 below) and RSUs awarded prior to the years reported) and the market value ascribed thereto as of November 30, 1998 owned by each of the named executive officers are as follows: Mr. Purcell--214,536 ($14,937,069); Mr. Mack--764,219 ($53,208,748); Mr.
     Scott--420,736 ($29,293,744); Mrs. Edwards --39,893 ($2,777,550); and Mr.
     Schaefer--46,717 ($3,252,671). The value ascribed to RSUs and TDEPP Units has been reported based on the value of the Common Stock at fiscal year end, in accordance with SEC rules. The value ascribed to RSUs awarded in respect of Fiscal 1998 by the Compensation Committee differs from the amounts reported herein. For a discussion of the differences between the value ascribed to such RSUs pursuant to SEC rules and the values ascribed by the Compensation Committee to such RSUs, see "COMPENSATION OF EXECUTIVE OFFICERS--Report of the Compensation Committee on Executive Compensation."

 (4) Awards under the 1995 EICP of stock options for services performed in the fiscal year shown. These options generally provide that any unvested portion of the award will immediately vest and become exercisable under certain circumstances, such as a "change in control" or "change in ownership" of the Company or the recipient's termination of employment with the Company as a result of a "full career retirement" or death. In the case of a "change in ownership," "full career retirement" or death, shares of Common Stock acquired upon exercise of such options will generally no longer be subject to restrictions on transfer. Restoration Option Rights ("RORs") were granted with respect to such options. An ROR entitles the grantee in respect of an underlying option (an "Underlying Option"), upon exercise of such Underlying Option at a time when the grantee is an employee of the Company, and upon tendering shares of Common Stock to the Company in satisfaction of the exercise price of such Underlying Option, to the automatic grant of an additional option (a "Restoration Option") to acquire the number of shares of Common Stock equal to the number of shares of Common Stock delivered to pay the exercise price of the Underlying Option, and delivered or withheld to pay taxes owed as a result of such exercise, at a per share price equal to the closing price of a share of Common Stock as reported on the NYSE Composite Tape on the exercise date of such Underlying Option.

 (5) Restoration Options granted upon exercise of RORs.

 (6) Contributions made to the Deferred Profit Sharing Plan ("DPSP") and the Employee Stock Ownership Plan ("ESOP"). For amounts reported for Fiscal 1998, the Company contributed 45% of such amount to the DPSP and 55% to the ESOP for Messrs. Purcell, Mack, Scott and Schaefer, and 48.15% of such amount to the DPSP and 51.85% to the ESOP for Mrs. Edwards. For amounts reported for Fiscal 1997, the Company contributed 50.2% of such amount to the DPSP and 49.8% to the ESOP. For amounts reported for Fiscal 1996, Morgan Stanley Group contributed 39% of such amount to the DPSP and 61% to the ESOP for Mr. Mack.

 (7) Due to the Company's change in fiscal year, the amount reported for Fiscal 1997 for Mr. Purcell and Mrs. Edwards includes salary for the month of December 1996, approximately $62,500 and $21,250, respectively, that is also included in the amount reported for Fiscal 1996.

 (8) Payments received upon the exercise of options pursuant to tax benefit rights granted in connection with such options. The tax benefit rights entitled the optionee to an amount equal to the amount of compensation realized upon the exercise of the option multiplied by the then applicable federal corporate income tax rate.

 (9) The market value of the Common Stock underlying vested and unvested RSUs at the date of grant, without taking into account any diminution in value attributable to the restrictions on such RSUs. Awards of RSUs were granted under the 1995 EICP on December 12, 1997 for performance in Fiscal 1997; the closing price per share of the Common Stock on that date as reported on the NYSE Composite Tape was $55.9375 per share.

     The aggregate number of RSUs awarded on December 12, 1997 to each of the named executive officers is as follows: Mr. Purcell--56,055; Mr. Mack-- 56,055; Mr. Scott--27,780; and Mrs. Edwards--9,771. Seventy-five percent of the RSUs vest ratably over three years beginning January 2, 1999; the remaining 25% vest in five equal annual installments beginning January 2, 1999. Dividend equivalents are paid on these RSUs at the same rate that dividends are paid on shares of Common Stock. The RSUs are neither distributed in the form of shares of Common Stock nor transferable for five years after the grant date and are subject to forfeiture in certain circumstances. The RSUs provide that, in the event a "change in control" or a "change in ownership" of the Company occurs or the recipient terminates employment with the Company as a result of a "full career retirement" or death, all such RSUs will vest. In addition, in the case of a "change in ownership," "full career retirement" or death, all such RSUs will generally convert into shares of Common Stock.

(10) Awards of stock options made before the Merger by Dean Witter Discover during Fiscal 1997, consistent with historic Dean Witter Discover compensation practices. These options provide that, in the event of a "change in control" of the Company, any unvested portion of the award will immediately vest and become exercisable. The Merger did not constitute a "change in control" for purposes of these options. RORs were granted with respect to such options.

(11) The Company's matching contribution under the DW START.

(12) The market value at the date of grant of the Common Stock underlying awards of restricted stock units ("TDEPP Units") made under the Company's Tax Deferred Equity Participation Plan ("TDEPP") for Fiscal 1996, without taking into account any diminution in value attributable to restrictions on such TDEPP Units. The awards were made on January 17, 1997. The closing price per share of the Common Stock as reported on the NYSE Composite Tape for that date was $35.50.

     The aggregate number of TDEPP Units awarded on January 17, 1997 to Mr. Purcell was 25,222 and to Mrs. Edwards was 5,517. TDEPP Units vest two years after the award date and are payable in Common Stock five years after the award date. TDEPP Units also provide that, in the event of a "change in control" of the Company, the vesting and distribution of such awards will be accelerated. The Merger did not constitute a "change in control" for purposes of TDEPP Units. Dividend equivalents are allocated to the account of each holder of TDEPP Units on all such units at the same rate that dividends are paid on shares of Common Stock. TDEPP Units may not be disposed of or encumbered prior to the lapse of restrictions on transferability and are subject to forfeiture under certain circumstances.

(13) Includes amounts representing annual cash bonus and the value of units awarded pursuant to the 1988 Capital Accumulation Plan, a plan that provides participation in certain investments that the Company has made directly or indirectly in other entities.

(14) The market value at the date of grant of the common stock of Morgan Stanley Group underlying vested and unvested awards of RSUs made by Morgan Stanley Group in Fiscal 1996 for performance in the year, without taking into account any diminution in value attributable to restrictions on each RSU. The market value of such awards has been calculated based upon the closing price of the common stock of Morgan Stanley Group on the date the awards were made.

     The aggregate number of RSUs awarded for Fiscal 1996 performance for Mr. Mack was 118,184. Seventy-five percent of these RSUs vested on January 2, 1997; the remaining 25% vest in five equal annual installments. Dividend equivalents are paid on these RSUs at the same rate that dividends are paid on shares of Common Stock. These RSUs are subject to forfeiture under certain circumstances and are neither distributed in the form of shares of Common Stock nor transferable for five years after the date of grant, except that if the recipient terminates employment with the Company as a result of a "full career retirement" or death, the RSUs awarded for Fiscal 1996 will vest and such RSUs will generally convert into shares of Common Stock after such termination of employment.

(15) Awards of stock options made by Morgan Stanley Group to certain key employees, including Mr. Mack, considered supplemental to year-end compensation. Twenty percent of these options vest annually on January 2 from 1998 through 2000; the remaining 40% will vest in 2001. The options become exercisable upon vesting and expire on February 26, 2003. The numbers of shares of Common Stock underlying the options reflect adjustment of the options pursuant to the Merger to give effect to the conversion terms of the Merger. The options, whether vested or unvested, may not be sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of or encumbered and are subject to forfeiture under certain circumstances.

(16) Awards of stock options made on June 27, 1997 to certain key employees to address special equity, retention or pay transition issues related to the Merger. These options provide that, in the event of a "change in control" of the Company, any unvested portion of the award will immediately vest and become exercisable. RORs were granted with respect to such options.

  Compensation to employees who are not executive officers of the Company may exceed compensation paid to the named executive officers.

Stock Options

  The table below provides information concerning stock options granted to the named executive officers during Fiscal 1998 (giving effect to awards of stock options on December 11, 1998 for services performed in Fiscal 1998).

                     Option Grants in the Last Fiscal Year

                           Number of Securities     Percent of
                            Underlying Options     Total Options
                                Granted(#)          Granted to                       Grant Date
                         -------------------------   Employees   Exercise             Present
                                      Restoration    in Fiscal     Price  Expiration   Value
          Name           Options(/1/) Options(/2/)     Year       ($/Sh)     Date     ($)(/3/)
          ----           ------------ ------------ ------------- -------- ---------- ----------
Philip J. Purcell.......   149,645                     0.96      71.29     1/02/09    3,555,734
                                         79,964        0.51      59.125    2/21/03    1,553,671
                                        553,898        3.54      59.125    1/19/05   12,616,950

John J. Mack............   149,645                     0.96      71.29     1/02/09    3,555,734

Robert G. Scott.........    57,333                     0.37      71.29     1/02/09    1,362,297

Christine A. Edwards....    21,502                     0.14      71.29     1/02/09      510,912
                                         59,875        0.38      59.125    2/21/03    1,163,349
                                        135,935        0.87      59.125    1/19/05    3,096,392
                                          4,285        0.03      59.125    7/31/98       24,781

John H. Schaefer........    15,695                     0.10      71.29     1/02/09      372,931
                                         21,439        0.14      41.6875   2/21/03      281,910

--------
(1) Awards under the 1995 EICP for services performed in Fiscal 1998. The Compensation Committee approved the grant on December 11, 1998 with an exercise price, determined pursuant to its authority under the 1995 EICP, equal to the average of the closing prices of a share of Common Stock, as reported on the NYSE Composite Tape, for the last seven trading days of Fiscal 1998. These stock options vest and become exercisable in three equal installments on January 2, 1999, 2000 and 2001. These options, which are exercisable upon vesting, are not transferable and are subject to forfeiture under certain circumstances. Shares of Common Stock acquired upon the exercise of such options generally may not be transferred or sold prior to January 2, 2004, except to the extent required to cover the exercise price and tax liability arising upon exercise. The stock options generally provide that any unvested portion of the award will vest and become exercisable under certain circumstances, such as a "change in control" or "change in ownership" of the Company or the recipient's termination of employment with the Company as a result of a "full career retirement" or death. In the case of a "change in ownership," "full career retirement" or death, shares of Common Stock acquired upon exercise of such options will generally no longer be subject to restrictions on transfer. RORs were granted with respect to these options.

(2) Restoration Options received upon the exercise of RORs. Each such option is vested upon grant and has the same expiration date and transferability provisions as its Underlying Option. All of the Restoration Options listed were granted on December 31, 1997, the date of exercise of the Underlying Options, except that the 21,439 Restoration Options were granted to Mr. Schaefer on October 6, 1998, the date of exercise of the Underlying Option respecting such Restoration Options.

(3) Options described in Footnote (1) are valued using a modified Black-Scholes option pricing model. The following assumptions were used in employing the model: the risk-free rate of return was the average continuous yield, calculated over the last seven trading days of Fiscal 1998, of a zero coupon U.S. Treasury Bond having a remaining term equal to the subject option; the Company's estimated annualized dividend yield for Fiscal 1998 during the month preceding November 30, 1998 was assumed to be constant over the life of the option; option life was assumed to be equal to the term of the option, assuming exercise at the end of the option term; and stock price volatility was calculated based on the daily price volatility of the Common Stock for the one-year period prior to November 30, 1998. A discount of 25% was applied to reflect the transfer restrictions on the underlying Common Stock.

    Options described in Footnote (2) are valued using a modified Black-Scholes option pricing model. The following assumptions were used in employing the model: the risk-free rate of return was the average continuous yield, calculated over the ten-day period preceding the grant date, of a zero coupon U.S. Treasury Bond having a remaining term equal to the subject option; the Company's estimated annualized dividend yield during the month preceding the grant date was assumed to be constant over the life of the option; option life was assumed to be equal to the term of the option, assuming exercise at the end of the option term; and stock price volatility was calculated based on the daily price volatility of the Common Stock for the one-year period prior to the grant date.

    The hypothetical values are presented pursuant to SEC rules and there is no assurance that such values will be realized. The actual amount, if any, realized upon the exercise of an option will depend upon the market price of the Common Stock relative to the exercise price of the option at the time it is exercised.

Option Exercises and Fiscal Year-End Holdings

  The following table provides information concerning stock option exercises in Fiscal 1998 and unexercised stock options held by each named executive officer as of November 30, 1998 (giving effect to awards of stock options on December 11, 1998 for services performed in Fiscal 1998).

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                   Number of Securities
                                                                  Underlying Unexercised          Value of Unexercised
                                                                        Options at              In-the-Money Options at
                                                                      FY-End(#)(/3/)                 FY-End($)(/4/)
                           Shares Acquired        Value       ------------------------------ ------------------------------
          Name           on Exercise(#)(/1/) Realized($)(/2/) Exercisable(/5/) Unexercisable Exercisable(/5/) Unexercisable
          ----           ------------------- ---------------- ---------------- ------------- ---------------- -------------
Philip J. Purcell.......       979,694          40,051,461       1,495,460        408,048       31,048,049       9,415,274
John J. Mack............       277,200          13,943,160         377,192        516,981       15,358,022      16,181,601
Robert G. Scott.........       118,357           5,786,391         189,811        383,901        6,740,121      11,444,881
Christine A. Edwards....       331,680          13,808,702         383,236        199,543        8,194,881       5,508,421
John H. Schaefer........        41,643           1,539,258         156,040         90,394        6,879,457       2,288,546

--------
(1) Reflects the number of shares underlying options exercised in Fiscal 1998 by the named executive officers. The actual number of shares received from options exercised in Fiscal 1998 by each named executive officer who exercised options during Fiscal 1998 (net of shares surrendered to cover the exercise price and tax liability) was: Mr. Purcell--345,832; Mr. Mack--137,197; Mr. Scott--66,797; Mrs. Edwards--128,949; and Mr.
    Schaefer--20,204.

(2) The difference between the market price on the exercise date and the option exercise price.

(3) The sale or disposition of shares of Common Stock underlying certain of the options is restricted.

(4) The value of unexercised, in-the-money options is based upon the difference between the exercise prices of all such options and $71.29, the fair market value, as determined by the Compensation Committee, of a share of Common Stock at the end of Fiscal 1998, which is equal to the average of the closing prices of a share of Common Stock, as reported on the NYSE Composite Tape, for the last seven trading days of Fiscal 1998. The actual amount, if any, realized upon exercise of an option will depend upon the market price of the Common Stock relative to the exercise price of the option at the time it is exercised. There is no assurance that these values will be realized.

(5) Includes options awarded for Fiscal 1998 performance and for Fiscal 1997 performance that vested and became exercisable on January 2, 1999.

Pension Plans

  The named executive officers are covered under various pension plans, principally because of the Company's corporate history. The following paragraphs discuss estimated annual benefits payable upon retirement to each of the named executive officers.

  Mr. Purcell. The following table indicates the estimated annual benefits payable upon retirement as a single-life annuity to Mr. Purcell for the specified compensation and years of service classifications under the retirement plans of the Company in which he participates, assuming that Mr. Purcell remains in service with the Company until his retirement at age 65. Mr. Purcell participates in retirement plans which are defined benefit pension plans intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and in plans which are nonqualified, unfunded defined benefit pension plans that provide benefits to certain key executives of the Company.

                              Pension Plan Table

                                      Years of Service
                    ----------------------------------------------------
     Final
     Average
     Compensation      15        20         25         30         35
     ------------   -------- ---------- ---------- ---------- ----------
     $  500,000     $ 94,802 $  130,936 $  164,376 $  208,247 $  241,205
        750,000      143,694    198,490    249,180    315,673    365,597
      1,000,000      192,585    266,045    333,983    423,098    489,989
      1,500,000      290,368    401,154    503,591    637,949    738,772
      2,000,000      388,151    536,263    673,198    852,800    987,556
      2,500,000      485,934    671,372    842,805  1,067,651  1,236,340
      3,000,000      583,717    806,481  1,012,412  1,282,502  1,485,124
      3,500,000      681,500    941,590  1,182,020  1,497,353  1,733,908
      4,000,000      779,283  1,076,699  1,351,627  1,712,204  1,982,691

  "Compensation" or "earnings" under the plans generally refers to total annual cash compensation for services rendered to the Company and its subsidiaries and affiliates, including pre-tax salary deferrals, but excluding certain specified items such as incentive and long-term executive compensation plan awards, the value of stock awards, and employer contributions to profit-sharing plans. Current covered compensation for Mr. Purcell under the terms of the principal non-qualified retirement plan in which he participates was limited for 1998 to $3,200,000. As of November 30, 1998, Mr. Purcell's credited years of service (rounded to the nearest whole year) under the plans was 21 years. The amounts shown in the table are prior to reduction on account of benefits payable under retirement plans of Sears, Roebuck and Co. The offset of Social Security benefits on plan benefits varies among the plans in which Mr. Purcell participates and is reflected in the estimated amounts in the table above.

  Messrs. Mack, Scott and Schaefer and Mrs. Edwards. Messrs. Mack, Scott and Schaefer and Mrs. Edwards are participants in retirement plans which are defined benefits plans intended to qualify under Section 401(a) of the Code and plans which are nonqualified, unfunded plans for certain key executives.

  Assuming that the participants in the chart below are eligible for all of the retirement plans, the following table illustrates the total estimated annual normal retirement pension benefits payable as a single-life annuity under the retirement plans upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications set forth below. The chart below does not include benefits payable from any plan of an unrelated employer.

                              Pension Plan Table

  Annual Pension Benefit Based on Years of Credited Service at Age 65.

   Final                             Years of Service
  Average     --------------------------------------------------------------
Compensation     5*       10       15       20       25       30       35
------------  -------- -------- -------- -------- -------- -------- --------
  $  200,000  $ 40,000 $ 60,000 $ 80,000 $100,000 $100,000 $110,000 $120,000
     300,000    60,000   90,000  120,000  140,000  140,000  140,000  153,687
     400,000    80,000  120,000  140,000  140,000  147,276  176,732  206,187
     500,000   100,000  140,000  140,000  147,821  184,776  221,732  258,687
     600,000   120,000  140,000  140,000  177,821  222,276  266,732  311,187
     700,000   140,000  140,000  155,866  207,821  259,776  311,732  363,687
     800,000   140,000  140,000  178,366  237,821  297,276  356,732  416,187
     900,000   140,000  140,000  200,866  267,821  334,776  401,732  468,687
   1,000,000   140,000  148,911  223,366  297,821  372,276  446,732  521,187

* Amounts payable for credited service of less than five years are the same as shown in this column.

  The compensation of Messrs. Mack, Scott and Schaefer and Mrs. Edwards for purposes of determining benefits under the plans during Fiscal 1998 is the amount reported as base salary in the Summary Compensation Table, limited to $200,000 in the case of Mr. Schaefer and Mrs. Edwards. As of November 30, 1998, the credited years of service (rounded to the nearest whole year) under the plans for Mr. Mack and Mr. Scott are 26 and 28 years, respectively. As of November 30, 1998, the credited years of service (rounded to the nearest whole year) under the plans for Mr. Schaefer and Mrs. Edwards are 1 and 1, respectively; however, for vesting service and eligibility for participation and early retirement, the years of service (rounded to the nearest whole year) under the plans for Mr. Schaefer and Mrs. Edwards are 11 and 29, respectively.

Severance Arrangement

  The Company's Key Executive Employment Plan ("KEEP") was adopted by Dean Witter Discover prior to the Merger and covers approximately 20 key executives of Dean Witter Discover, including Messrs. Purcell and Schneider and Mrs. Edwards. KEEP provides for payments and other benefits if, within two years of a change in control, Dean Witter Discover or its successor terminates a covered employee's employment (other than for cause or disability) or if the employee resigns for certain defined reasons such as an adverse change in responsibilities, a reduction in total compensation or certain required geographic relocations. The Merger constituted a "change in control" for purposes of KEEP.

  Under KEEP, a covered employee may receive a lump sum payment of up to two times the covered employee's average salary plus total bonus for the three years prior to either the occurrence of a change in control or the termination of the covered employee's employment, whichever produces the greater benefit. When combined with the value of employee stock options that vest and deferred compensation that is paid as a result of a change in control, cash payments under KEEP may not exceed an amount that would not be subject to the excise tax provisions of the applicable sections of the Code. In addition to a cash payment, covered employees may also receive continued healthcare coverage for the employee and the employee's spouse and dependent children by continuing to pay the then-current employee contribution to the Company's healthcare plans.

  Set forth below is the report of the Compensation Committee of the Board of Directors regarding executive compensation for Fiscal 1998.

Report of the Compensation Committee on Executive Compensation

  Compensation Governance. The Compensation Committee consists of the four non-employee directors listed below. We are responsible to the Company's Board of Directors and to stockholders for establishing and administering compensation programs for the Company's senior officers ("Senior Officers"), including Messrs. Purcell, Mack, Schaefer and Scott and Mrs. Edwards, the Company's five most highly paid executive officers (the "Senior Executives"), and for making awards under the Company's equity-based employee compensation plans.

  Compensation Policies. Our fundamental policy is to closely link total compensation for Senior Officers with the achievement of annual and long-term performance goals. We design our policies to:

  . Base compensation on Company, business unit and individual performance; . Motivate Senior Officers and employees to achieve strategic business objectives;
  . Provide total compensation comparable to that of the Company's competitors, thereby enabling the Company to attract, recruit and retain Senior Officers critical to the Company's long-term success; and
  . Include a significant equity component in total compensation, thereby aligning the long-term interests of Senior Officers with those of stockholders.

  We utilize both quantitative and qualitative factors when determining total compensation for Senior Officers and when awarding equity-based compensation to employees. Quantitative factors include, among others, absolute levels of, and year-to-year changes in, return on equity ("ROE"), net revenues, net income, profit before taxes, earnings per share, book value per share and market share. Qualitative factors include achievement of pre-established performance goals, client satisfaction and others. We utilize ROE as a key measure of corporate performance. We also examine the ratios of compensation to net revenues and compensation to pre-compensation profit before taxes. We review survey data regarding peer companies (including data from the Financial Service Companies, as defined below) for purposes of monitoring compensation levels for Senior Officers in relation to performance. We receive competitive information from internally generated studies. We also utilize the services of independent consultants who review management's data and provide us with independent analyses and viewpoints. We generally do not assign specific weighting to the factors, but determine total compensation based upon a more subjective process, focusing on Company and business unit financial performance as well as individual performance.

  Our policy is to maximize the tax deductibility of compensation payments to Senior Executives under Section 162(m) of the Code and the regulations thereunder ("Section 162(m)"). To this end, our stockholders have approved our incentive plans designed and administered to qualify compensation awarded thereunder as "performance-based." We may, however, authorize payments to Senior Executives that may not be fully deductible if we believe it is in our stockholders' interests to do so.

  Compensation Program. Our Senior Officers receive total compensation, excluding employee benefits, composed of base salary and incentive compensation consisting of cash bonus and equity-based components (such as restricted stock units and stock options). Together, the base salary and incentive compensation constitute a Senior Officer's "Total Reward." In general, the greater the Total Reward, the greater the percentage of the total that is in the form of non-cash, equity-based compensation.

  1. Base Salaries. Base salaries are a relatively small portion of overall compensation for Senior Officers. We consider individual experience, responsibilities and tenure when determining base salaries. Base salaries are generally in the range of median base salaries paid by the Financial Service Companies to employees having duties and responsibilities comparable to those of Senior Officers.

  2. Incentive Compensation. Consistent with our compensation policies linking Senior Officer compensation with Company, business unit and individual performance, compensation for Senior Officers is heavily weighted toward performance-based incentive compensation. Senior Officers are eligible for annual incentive compensation, which varies by Company, business unit and individual performance. Generally, a portion of the annual incentive compensation is paid in cash, and a significant portion is paid in equity-based compensation, the value of which cannot be realized immediately and depends upon the future market value of the Company's stock. We believe that since the ultimate value of the equity-based compensation is tied to the continued success of the Company, equity-based compensation provides a continuing incentive to Senior Officers to foster the Company's success long after the compensation is awarded.

  For Senior Executives, we award incentive compensation through the application of performance criteria adopted in accordance with the requirements of Section 162(m). The performance criteria include a formula that links compensation of the Senior Executives to the Company's ROE versus the Company's cost of equity capital and annual growth in book value per share.

  Actions in Fiscal 1998. In Fiscal 1998, the Company's internal Management Committee reviewed the historical terms of the Company's equity-based awards for all of the Company's business units and recommended aligning the terms of the awards for all Management Committee members. The Management Committee's goal was to design a "Common Currency" for equity-based awards, meaning that all members of the Management Committee would receive equity-based awards with the same terms. As a result of the review, the Company's senior management recommended to us important changes in equity-based incentive compensation for Management Committee members, designed to incent and retain these officers who are critical to the Company's overall success. Based on these recommendations, the incentive compensation we awarded to the members of the Management Committee (which includes all five Senior Executives) included a greater percentage of equity-based compensation than the incentive compensation we awarded to other Senior Officers. In addition, we established identical terms and conditions, including vesting schedules, for the equity-based awards for all members of the Management Committee. For some members of the Management Committee, 50% of their incentive compensation above established threshold amounts consisted of equity-based awards that will vest over time and are therefore subject to market risk. We believe equity-based awards with these features provide a continuing incentive to foster the Company's success into the future. We encourage the Company to continue to review the equity components of incentive compensation for its employees, particularly its Senior Officers. We believe, in general, that equity-based compensation serves to align employees' interests with the interests of stockholders. We also believe that having equity-based awards vest over time further aligns employees' interests with the interests of stockholders because it encourages employees to remain with the Company and continue to participate in its success.

  Compensation for Fiscal 1998. In determining the annual incentive compensation we awarded to the Senior Officers for Fiscal 1998, we reviewed the Company's achievements and financial performance for Fiscal 1998, as well as individual and business unit performance. We also compared the Company's financial performance to the financial performance of the Financial Service Companies and certain other competitors. For Fiscal 1998, we recognized that the Company's ROE (exclusive of gains on sales of certain businesses) was above the estimated mean ROE for the Financial Service Companies. In addition, we considered the compensation levels of executives of the Financial Service Companies and other competitors when we determined Total Rewards for Senior Officers. These factors were not, however, the sole factors we considered, and we did not attempt to set Total Rewards in a range established by a comparison of the financial performance of, or compensation levels of, the Financial Service Companies or the other competitors. Such entities operate in the same or similar businesses as the Company. For purposes of this Report, the term "Financial Service Companies" refers collectively to the following companies (or subsidiaries thereof) in the financial services industry: A.G. Edwards, Inc.; American Express Company; American International Group, Inc.; Bankers Trust Corporation; The Bear Stearns Companies Inc.; The Charles Schwab Corporation; Citigroup Inc.; Donaldson, Lufkin & Jenrette, Inc.; Franklin Resources, Inc.; J.P. Morgan & Co. Incorporated; Lehman Brothers Holdings Inc.; MBNA Corporation; Merrill Lynch & Co., Inc.; Paine Webber Group Inc.; T. Rowe Price Associates, Inc.; and United Asset Management Corporation.

  We believe the Company performed very well in Fiscal 1998 in a business environment characterized by unprecedented volatility and turbulence in the global securities market and a challenging, increasingly competitive, credit services market.

  The Company's Fiscal 1998 financial results, in light of the volatility in the global financial markets, particularly in the second half of the fiscal year, were excellent. The Company's net operating income was $3.0 billion and its operating ROE was 22.7%, greater than all of its key institutional securities competitors. We excluded the net gains on the Company's sales of businesses and the one-time accounting charge in our review of the Company's and the Senior Officers' performance.

  In the fall of 1998, when several competitors were experiencing substantial financial losses, the Company's senior debt ratings were reaffirmed by the key debt rating agencies. In November, Moody's upgraded the Company's senior debt rating to Aa3 from A1. We believe this action reflects independent confirmation of the Company's performance in Fiscal 1998.

  The Company also managed its capital position very well in Fiscal 1998. The Company successfully returned $2.9 billion in capital to stockholders through a common stock repurchase program. The Company's capital strength and diverse revenue streams allowed it to continue the repurchase program throughout its fiscal year.

  Since the merger in 1997 of Morgan Stanley Group and Dean Witter Discover, the Company has continued to realize significant business benefits from the merger and achieved its key merger-related challenge goals for Fiscal 1998. Its Institutional Securities business has maintained or improved its market share positions in several key areas in Fiscal 1998 over Fiscal 1997. Worldwide equity and high yield underwritings maintained their leadership positions and gained market share. M&A rankings remained in the top three in completed transactions. The Company also benefited from effective risk management in the Institutional Securities business in the third and fourth quarters, as reflected in the financial results of such quarters.

  The Individual Securities business has also continued to benefit from the merger. Morgan Stanley Dean Witter financial advisors (FAs) and their clients benefited from a broader array of products, including significantly more syndicate products and stronger equity research. New issue equity syndicate sales credits were up 25% from Fiscal 1997 and 81% from Fiscal 1996 pre-merger levels. Equity research is currently covering approximately 2,000 companies, and is ranked #1 on a weighted average basis in the most recent Institutional Investor poll and #1 for First Team analysts. FAs and their clients also benefited from the increased availability of Van Kampen and Morgan Stanley asset management products. Van Kampen sales through the Morgan Stanley Dean Witter retail system more than doubled in Fiscal 1998 over Fiscal 1997. Individual Securities achieved a net gain of more than 1,000 FAs, considerably higher than plan. The retail salesforce was further strengthened with the transition of Private Wealth Management FAs to Individual Securities.

  In Credit and Transaction Services, the Company refocused on its core Discover(R) Card brand and successfully transitioned into new leadership. It discontinued poor performing brands and posted record net income. Its on-line broker, Discover Brokerage Direct, posted significant gains in transaction volume and customer accounts and was named the number one on-line broker by Barrons for the third consecutive year.

  In addition to achieving excellent financial performance, the Company refocused its strategic direction in Fiscal 1998 and took several strategic steps to augment its competitive and strategic position. In Institutional Asset Management, the sales of its global custody and correspondent clearing businesses allow management to focus on growing the Company's core businesses. In Credit and Transaction Services, the sale of its interest in the operations of SPS Transaction Services Inc., the sale of the Prime Option portfolio and the discontinuance of the BRAVO card brand enabled management to strengthen its focus on the Company's core Discover brand.

  All of the factors discussed above led us to conclude that the Senior Officers performed very well in Fiscal 1998. Net operating income of $3.0 billion and operating ROE of 22.7% compared favorably with the Company's goal of 18-20% over the course of the business cycle. The Company's overall financial performance was very good in a securities environment characterized by unprecedented volatility and the withdrawal of investors from many market segments and a continuing challenging credit services environment.

  We certified in accordance with Section 162(m) that the Company's financial results for Fiscal 1998 satisfied the performance criteria set in accordance with Section 162(m) for Fiscal 1998. After an analysis of the considerations set forth above, we awarded Total Rewards to the Senior Executives for Fiscal 1998 that were equal to or below the Total Rewards yielded by the application of the compensation formula contained in the performance criteria. We awarded incentive compensation to the Senior Officers, including the Senior Executives, partly in cash and partly in the form of long-term equity components (restricted stock units and options). We awarded an average of approximately 38% of each Senior Officer's Total Reward in long-term equity. The value we ascribed to restricted stock units was based on a 25% discount from the fair market value of the Common Stock in order to compensate for the vesting characteristics and the significant restrictions on disposition of these units. Accordingly, the value we ascribed to these units differs from the amounts reported in the Summary Compensation Table under the column headed "Restricted Stock Award(s)" because the amounts contained in the Table are based on the price of Common Stock on the date of grant. We valued stock option awards based on a modified Black-Scholes methodology, including a 25% discount to reflect the vesting characteristics of the options and the transfer restrictions on the underlying Common Stock.

  CEO and President Compensation for Fiscal 1998. The CEO and the President each received the same salary in Fiscal 1998. The base salary reflects their positions' duties and responsibilities and is based on the criteria described in this report. Based upon competitive data, we did not increase in Fiscal 1998 the salary of either the CEO or the President. Year-end incentive compensation makes up a large percentage of their Total Reward. We kept all elements of the CEO's and the President's compensation equal.

  We determined the incentive compensation for Mr. Purcell and Mr. Mack in accordance with the policies described above relating to all Senior Executives based on substantially the same factors and Section 162(m) performance criteria as for the other Senior Executives. We approved equal annual incentive compensation for Mr. Purcell and Mr. Mack, in an amount equal to or below the amounts of Total Reward yielded by the application of the compensation formula containing the performance criteria. Based on their individual and Company performance, we decided to award Mr. Purcell and Mr. Mack incentive compensation consisting of a cash bonus of $8,112,500, 66,509 restricted stock units and options to acquire 149,645 shares of Common Stock, an increase of 7% from Fiscal 1997. The equity-based awards contain the terms and conditions discussed above at page 18 and in the Summary Compensation Table. We note that 47% of the incentive compensation for Mr. Purcell and Mr. Mack was equity-based (compared to 32% in Fiscal 1997) and therefore subject to the vesting characteristics discussed previously. Such compensation, therefore, is at risk, because it is tied to the Company's future performance and to each employee's continued employment with the Company. Such compensation reflects the leadership and management exhibited throughout the year as the Company recorded strong financial results, gained market share in several of its key businesses and maintained its financial strength in a challenging business environment.

  Conclusion. We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of executives and other key employees with those of stockholders. We believe that the Company compensation program during Fiscal 1998 met these objectives.

Respectfully submitted,

Morgan Stanley Dean Witter & Co.
Compensation Committee

Daniel B. Burke, Chair
Edward A. Brennan
Allen E. Murray
Clarence B. Rogers, Jr.

Stock Performance Graph

  The following performance graph compares the cumulative total stockholder returns of the Company (MWD), the Standard & Poor's 500 Stock Index (S&P 500) and the Standard & Poor's Financial Index (S&P Financial) for the last five fiscal years of the Company. The graph assumes $100 invested on November 30, 1993 in MWD Common Stock and each of the indices, and reinvestment of dividends on the date of payment without commissions, and is rounded to the nearest whole dollar.


                           CUMULATIVE TOTAL RETURNS
                    November 30, 1993 to November 30, 1998


                                    MWD            S&P500      S&P Financial

Nov. 1993                           100            100              100
Nov. 1994                           93.33          101.04           97.08
Nov. 1995                           137.82         138.36           149.72
Nov. 1996                           187.56         176.89           212.11
Nov. 1997                           301.49         227.32           288.33
Nov. 1998                           390.69         281.11           330.62





Section 16(a) Beneficial Ownership Reporting Compliance

  The Company believes that, under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports have been timely filed.

Interest of Management in Certain Transactions

  Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during Fiscal 1998 for any amount in excess of $60,000, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

  The Company and its subsidiaries extend, and in the ordinary course of its business during Fiscal 1998 the Company's subsidiaries extended, credit to certain directors, officers and employees of the Company, as well as to members of their immediate families, in connection with margin account loans, mortgage loans, revolving lines of credit and other extensions of credit by the Company's subsidiaries. Such extensions of credit were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collectability or present other unfavorable features. To the extent that officers and employees of the Company's securities and asset management businesses or the Company's wholly-owned subsidiary Discover Brokerage (and members of their immediate families living in the same household) wish to purchase securities in brokerage transactions, they are ordinarily required to do so through MS&Co., DWR or Discover Brokerage, each of which may offer them discounts on its standard commission rate. MS&Co. and DWR also, from time to time and in the ordinary course of its business, enter into transactions involving the purchase or sale of securities from or to certain directors, officers and employees of the Company and members of their immediate families, as principal. Such purchases and sales of securities on a principal basis are effected at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. Pursuant to stock repurchase authorizations in effect from time to time, the Company also may repurchase or acquire shares of Common Stock in the open market and in privately negotiated transactions, including transactions with directors, executive officers and employees. Such transactions are in the ordinary course of business and at prevailing market prices.

  The Company, from time to time, may also make advances to certain of its directors, officers and employees against commissions and other compensation that would otherwise be payable to them in the ordinary course of business and loans in connection with housing, relocation and other expenses. In some cases, the Company does not charge interest on such advances and loans.

           ITEM 2--AMENDMENT TO THE MORGAN STANLEY DEAN WITTER & CO.
                         EMPLOYEE STOCK PURCHASE PLAN

  General. At the Annual Meeting, the stockholders will be asked to approve the adoption of an amendment to the Company's Employee Stock Purchase Plan (the "Plan") increasing the number of shares of Common Stock reserved for issuance thereunder by a total of 25,000,000 shares. The following is a summary of the principal provisions of the Plan, but it is not intended to be a complete description of all the terms and provisions of the Plan. A copy of the Plan will be furnished to any stockholder upon oral or written request to:
Investor Relations and Shareholder Services, Morgan Stanley Dean Witter & Co., 1221 Avenue of the Americas, New York, New York 10020 (Telephone No. (212) 762-8131).

  History. In 1994, the Plan was adopted by the Board of Directors and approved at the Company's annual meeting, with a total of 2,000,000 shares of Common Stock reserved for issuance thereunder (does not reflect the two-for-one stock split on January 14, 1997). The Plan has been amended from time to time. As of November 30, 1998, and without taking into account the proposed amendment to the Plan, 1,048,416 shares remained eligible for purchase under the Plan. On December 18, 1998, upon recommendation of the Compensation Committee of the Board of Directors (the "Committee"), the Board of Directors amended the Plan to increase the total number of shares of Common Stock reserved for issuance thereunder. It is anticipated that, based on the current participation in the Plan and the Merger-related extension of the Plan to eligible employees of certain additional subsidiaries, the number of shares currently available for issuance will soon be depleted.

  Administration. The Plan is administered by the Committee. The Committee has the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.

  Purpose. The purpose of the Plan is to provide eligible employees of the Company, and of subsidiaries of the Company that have been designated by the Committee as eligible to participate in the Plan (each a "Subsidiary"), with an opportunity to purchase Common Stock through payroll deductions. The Plan is neither subject to the provisions of ERISA nor qualified under Section 401 of the Code.

  Eligibility. All employees of the Company and each Subsidiary are eligible to participate in the Plan, except for employees (i) who are highly compensated employees within the meaning of Section 414(q) of the Code and receive income from a non-U.S. payroll company or are based outside the United States or (ii) whose customary employment or service is for not more than five months in any calendar year and who is categorized as an intern or a summer associate (collectively referred to herein as "Eligible Employees"). Eligible Employees may participate in the Plan beginning on the later of (i) their date of hire by the Company or any Subsidiary and (ii) the date such employee becomes an Eligible Employee, and for as long as such person remains an Eligible Employee. The Committee may revise the eligibility requirements from time to time provided that it may neither permit nor deny participation in the Plan contrary to the requirements of the Code or the regulations thereunder. An Eligible Employee may not participate in the Plan to the extent that participation would permit the Eligible Employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries in any calendar year in an amount which, in the aggregate, would exceed $25,000 based on the fair market value of such stock, or if the participation would cause the Eligible Employee to own stock equaling five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any subsidiary.

  Participation in the Plan is voluntary and is dependent upon each Eligible Employee's election to participate (each Eligible Employee electing to participate in the Plan is referred to herein as a "Participant") and his or her determination as to the level of payroll deductions, subject to the Plan limits. Accordingly, future purchases under the Plan are not determinable.

  Employees of approximately 16 subsidiaries of the Company are currently eligible to participate in the Plan. As of January 1, 1999, approximately 43,836 employees were eligible to participate in the Plan.

  Enrollment. Each Participant directs the Company to deduct between 1% and 8% (subject to a maximum of $8,000) of the Participant's eligible compensation. The Participant may increase or decrease this percentage once per calendar quarter, or may discontinue participation in the Plan at any time. Eligible compensation includes: cash compensation paid as salary, commission and bonus; any amounts contributed to, or elective deferrals made to, any qualified cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or any subsidiary; and any employee contribution to a plan maintained by the Company or any subsidiary that is intended to meet the requirements of
Section 125 of the Code. A Participant who has discontinued participation may participate again in any subsequent calendar quarter. Participants continue to participate in the Plan each year on the same basis unless the Participant notifies the Company to the contrary.

  Purchase of Common Stock. Each payroll deduction of a Participant shall be used to purchase Common Stock on each Investment Date (defined as each day that a Participant receives eligible compensation). Each Participant shall be deemed, on each of the Participant's Investment Dates, to have been granted a nontransferable option to purchase, and to have exercised such option and purchased, the number of shares of Common Stock determined by dividing the amount of the Participant's payroll deduction by the then-current purchase price for such shares. The purchase price shall be determined from time to time by the Committee, but shall not be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the Investment Date. The Company shall advise employees in advance of any change in the means by which the purchase price will be computed (i.e., the discount rate from the fair market value). Participants have an opportunity to change the percentage of eligible compensation subject to payroll deduction or discontinue participation in the Plan in advance of every change in the discount rate, regardless of whether such Participants have already made a change in their payroll deduction rates during the calendar quarter.

  All Common Stock purchased under the Plan must be held in an account administered by a custodian. The account will be governed by the terms and conditions of an agreement between the Company and the custodian. Each Participant is the beneficial owner of the Common Stock held in the Participant's account.

  Dividends. All cash dividends paid on Common Stock held in a Participant's account shall be invested automatically in Common Stock purchased at one hundred percent (100%) of fair market value on the dividend payment date. Non-cash distributions paid on Common Stock held in the Participant's account will be paid to the Participant as soon as practicable.

  Withdrawal and Transfer. Prior to termination of employment with the Company and its subsidiaries, a Participant may withdraw whole shares of Common Stock held in the Participant's account. However, in general, no Participant may withdraw from such Participant's account or otherwise transfer any shares of Common Stock purchased under the Plan for 12 months from the date the shares are purchased. In addition, in general, no shares of Common Stock purchased under the Plan shall be transferable for an additional succeeding 12 months without prior notice to the Company.

  Termination of Employment; Leave of Absence. Upon termination of the Participant's employment with the Company and its subsidiaries, all Common Stock credited to such Participant's account and any uninvested cash credited to the Participant pursuant to payroll deductions shall be distributed to the Participant or, in the event of the Participant's death, to his or her estate as soon as practicable. Unless otherwise determined by the Committee, a Participant on a paid leave of absence will continue to be a Participant in the Plan and a Participant on an unpaid leave of absence will not be entitled to any offering of Common Stock under the Plan during such unpaid leave of absence.

  Amendment and Termination of the Plan. Subject to the provisions of Section 423 of the Code, the Board of Directors has the power to amend or terminate the Plan in its sole discretion at any time in any respect, except that any amendment may not retroactively impair or otherwise adversely affect the rights of any person to benefits that have already accrued under the Plan. The Plan shall terminate at such time as Participants become entitled to purchase a number of shares of Common Stock greater than the number of shares of Common Stock remaining available for such purchase.

  Certain Federal Income Tax Information. Set forth below is a general summary of certain of the principal federal income tax consequences to the Company and Participants of participation in the Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to the Company or Participants of participation in the Plan. This discussion is based on the Code as currently in effect.

  The Plan is intended to qualify under Sections 421 and 423 of the Code. Under Section 423 of the Code, a Participant who purchases Common Stock through the Plan will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, at the time of the purchase for the difference between the fair market value of the Common Stock at the time of purchase and the purchase price (i.e., the discount below fair market value). Generally, if the Participant holds the Common Stock for at least two years after the date of purchase, the Participant will include as compensation in the Participant's taxable income at the time of sale or other taxable disposition of the Common Stock the lesser of: (i) the amount by which the fair market value of the Common Stock when purchased exceeds the purchase price (i.e., the discount below fair market value); or (ii) the amount, if any, by which the Common Stock's fair market value at the time of the sale or other taxable disposition exceeds the purchase price. The Participant's tax basis in the Common Stock will be increased by the amount recognized as compensation and any further gain recognized on the sale or other taxable disposition will be treated, under current tax rules, as long-term capital gain. In general, no deduction will be allowed to the Company with respect to any such disposition. However, if the Participant disposes of shares of Common Stock acquired under the Plan within two years after the date of purchase (a "disqualifying disposition"), the Participant will recognize compensation income, and the Company (or one of its affiliates) will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares on the date of purchase over the purchase price (i.e., the discount below fair market value) regardless of the amount received by the Participant in connection with the disqualifying disposition. The Participant's tax basis in the shares disposed of will be increased by the amount recognized as compensation and any further gain or loss realized upon the disqualifying disposition will be short-term or long-term capital gain or loss, depending upon the length of time between the purchase and the disqualifying disposition of the shares.

  If an affected Participant's total compensation from the Company (including compensation related to purchases of Common Stock under the Plan) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be deductible by the Company under Section 162(m) of the Code. Affected Participants are generally the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company

(other than the Chief Executive Officer) at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. It is expected that compensation realized upon the purchase of Common Stock under the Plan may not be "performance-based" and, therefore, that such compensation may only be deductible in accordance within the limits of Section 162(m) of the Code.

  The Board of Directors recommends a vote FOR approval of the amendment to the Company's Employee Stock Purchase Plan.

          ITEM 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Based on the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1999 and to perform other appropriate accounting services.

  A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions and make statements if the representative so desires. If the stockholders do not ratify this appointment, the Board of Directors will reconsider the appointment.

  The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

                         ITEM 4--STOCKHOLDER PROPOSALS

  In accordance with the rules of the Securities and Exchange Commission, the Company has set forth below three stockholder proposals and their supporting statements, for which the Board of Directors and the Company accept no responsibility.

  Each of these proposals is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by the stockholder proponent or the proponent's qualified representative.

  The proposals are set forth in turn, with the Board of Directors' recommendation immediately following each.

First Proposal

  Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. NW, Suite 215, Washington, D.C. 20037, owner of 100 shares of Common Stock, has notified the Company that she intends to present the following proposal and related supporting statement at the Annual Meeting:

 Proposal

  RESOLVED: "That the shareholders of Morgan Stanley Dean Witter recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was adopted."

  REASONS:

    "The majority of New York Stock Exchange listed corporations elect all their directors each year."

    "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

    "If you AGREE, please mark your proxy FOR this resolution."

 Directors' Recommendation

  THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THIS PROPOSAL.

  The Board of Directors opposes this proposal because it believes the Company's policy of electing directors for three-year terms ensures that a majority of directors will always be familiar with the Company's global, complex business. The proposal suggests that annual elections of all directors "to a certain extent" prevent the self-perpetuation of the Board and make directors more accountable. The Company's directors are already fully accountable to stockholders and annual elections of all directors are not necessary to prevent self-perpetuation of the Board.

  Staggered elections enable the directors to gain, over time, greater familiarity with the Company's business. This knowledge assists directors in fulfilling their duties to stockholders. Staggered terms also give new directors an opportunity to gain knowledge about the Company's business from continuing directors. If all directors were elected annually, a majority of directors could be replaced each year resulting in directors unfamiliar with the Company. This could jeopardize long-term strategies and growth plans.

  The Board is responsible to promote sustained, long-term returns to the Company's stockholders. The Board believes electing directors to three-year terms can also benefit stockholders if the Company faces a hostile, coercive takeover attempt. First, it can provide the Board with the time needed to evaluate any takeover proposal. Second, it encourages potential acquirers to negotiate with the Board and allows the Board time to review alternatives with a goal of maximizing stockholder value. Finally, it reduces an outsider's ability to effect a sudden change in the Company's directors without Board support. Electing directors for three-year terms does not, however, preclude a takeover offer.

  Electing directors to three-year terms does not reduce their accountability to stockholders. All directors have the same duties to stockholders regardless of their term. The directors' compensation program fosters accountability by aligning the directors' own interests with the interests of the stockholders. A substantial portion of all directors' compensation is equity-based, in the form of restricted stock units and options to acquire the Company's common stock. This long-term equity-based compensation provides a continuing incentive to the directors to promote the Company's long-term success.

  Stockholder approval of this proposal would not result in annual elections of directors because it is only a recommendation. Annual elections of directors could only occur if stockholders approved an amendment to the Company's Certificate of Incorporation in a separate stockholder vote.

  The Board of Directors recommends a vote AGAINST this proposal. The proxy holders will vote all proxies received AGAINST this proposal unless otherwise instructed.

Second Proposal

  Emil Rossi, P. O. Box 249, Boonville, CA 95415, owner of 2,564 shares of Common Stock, has notified the Company that he intends to present the following proposal and related supporting statement at the Annual Meeting:

 Proposal

  "The shareholders of Morgan Stanley, Dean Witter, Discover & Co. [sic] request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 2000 Morgan Stanley, Dean Witter, Discover & Co. [sic] fiscal year the policy of the company shall be to tie at least half of Executive Management's compensation to the amount of comon [sic] shareholder's dividend paid out each year."

  "Dividends are the real gauge of how a corporation is doing and it behooves management to pay out at least a certain percentage of earnings in dividends to the shareholders who have faithfully held on to their shares. There has to be a reward. That's what the whole American economic system is all about. While Morgan Stanley, Dean Witter pays a dividend, the payout ratio is very low. Management wants big money up front. They don't want promises or total return or other hocus pocus. They want cash so they can go forth and enjoy the finer things of life. Like limosines [sic], mansions and yachts. The little things of life that make one's existence bearable."

 Directors' Recommendation

  THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THIS PROPOSAL.

  The Board believes that the proposal is not in the best interests of the Company's stockholders. The proposal suggests that dividends are "the real gauge" of a corporation's performance. The Board is very aware of the importance of creating value for the Company's stockholders, but it believes that total stockholder return (stock price appreciation plus dividends) is the true measure of a corporation's performance. The Company's total stockholder return has been quite high. Since the Merger, the Company's stock price has risen approximately 107% from $41 1/2 per share on May 31, 1997 to $85 3/4 per share on February 9, 1999.

  The Company's compensation policies currently link senior officer compensation to total stockholder return. These policies more effectively align the long-term interests of senior officers and stockholders than the proposal. Equity-based awards (e.g., stock options and restricted stock units) are a significant component of each senior officer's compensation, so the compensation is linked to total stockholder return, not just dividends.

  The Board disagrees that dividends are the "real gauge of how a corporation is doing." The Board, however, regularly considers the appropriate level of the Company's dividends. Contrary to the proponent's suggestion, the Company's percentage of earnings paid out as dividends is well within the range of its peer group competitors. In fact, the Board has raised the Company's quarterly dividend 71% in two years, from $0.14 per share in Fiscal Year 1997 to $0.20 per share in Fiscal Year 1998 to $0.24 in the first quarter of Fiscal Year 1999.

  The proposal would also harm the Company because it would limit the Company's ability to manage its capital. By encouraging dividends over other uses of capital (such as a stock repurchase program), the proposal would restrict the Board's flexibility and judgment regarding capital management. In addition, the proposal would impair the Company's ability to manage its assets and cash flow.

  The Board of Directors recommends a vote AGAINST this proposal. The proxy holders will vote all proxies received AGAINST this proposal unless otherwise instructed.

Third Proposal

  The Franklin Research & Development Corporation on behalf of Ms. Sarah Mustin and Mr. Craig Stockwell, each of whom is a stockholder of the Company, has given notice of its intention to present the following proposal and related supporting statement at the Annual Meeting. Ms. Mustin and Mr. Stockwell own 150 and 175 shares of Common Stock, respectively. Their address is c/o Franklin Research & Development Corp., 711 Atlantic Avenue, Boston, MA 02111.

 Proposal

  "WHEREAS: In January 1997, Morgan Stanley underwrote bonds for China's State Development Bank, whose second largest unfunded loan commitment, according to the bond prospectus, was to the Three Gorges Development Corporation;

  Morgan Stanley Dean Witter (MSDW) owns a 35% stake in its joint venture, the China International Capital Corporation (CICC), and has transferred to CICC technology and expertise, including MSDW chief executives and key department heads;

  CICC is reportedly drawing up plans for a possible bond and/or stock issues for the Three Gorges Project Corporation and/or entities related to the Three Gorges Dam;

  Despite being imprisoned for ten months for speaking out against the project, the Chinese journalist and author Dai Qing has compiled and published numerous essays and field reports from Chinese scientists and intellectuals that outline the irreversible economic and environmental impacts, technical problems, loss of cultural antiquities, and potential catastrophic failure of the Three Gorges Dam;

  In February 1995, Human Rights Watch reported how the Chinese government has planned to suppress dissent and forcibly relocate nearly two million people to make way for the Three Gorges Dam;

  In a memo dated September 1995, the US National Security Council advised the US Export-Import Bank not to finance contracts connected to the Three Gorges Dam because of environmental problems and human rights abuses connected to the project, and because it was "concerned about the project's financial strength."

  In March 1998, Chinese sociologist Wu Ming revealed significant corruption and falsification of resettlement figures as well as a lack of sufficient farmland, money or employment for the nearly two million people that must be moved to make way for the Three Gorges Dam, thus indicating that the Chinese government may well require military force to relocate the people;

  Amid tremendous economic and political upheaval in Asia, Standard & Poor's Rating Services, in July 1988 [sic], warned of a possible downgrade in China's credit worthiness if economic conditions worsen and social tensions increase;

  Even through indirect involvement in the Three Gorges Dam, Morgan Stanley Dean Witter risks exposing itself to negative publicity and possible boycotts of its consumer business, such as its brokerage services and the Discover Card;

  BankAmerica has pledged not to commit any direct lending to the Three Gorges Project and not to finance an entity whose primary business is construction of the Three Gorges project;

  Over 100 financial institutions have endorsed the United Nations Environmental Program (UNEP) Statement by Banks on the Environment, which states that "we recognize that identifying and quantifying environmental risks should be part of the normal process of risk assessment and management, both in domestic and international operations."

  BE IT RESOLVED: the shareholders request the Board to issue a report to shareholders and employees by October 1999, reviewing the underwriting, investing and lending criteria of Morgan Stanley Dean Witter--including its joint ventures such as the China International Capital Corporation Ltd.-- with the view to incorporating criteria related to a transaction's impact on the environment, human rights and risk to the company's reputation."

 Directors' Recommendation

  THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THIS PROPOSAL.

  The Board of Directors opposes this proposal because it could damage the Company's competitive position and interfere with its business without addressing the proponents' concerns.

  The proposal would require the Board to issue a report detailing the criteria the Company uses to evaluate its investment banking transactions. Whenever the Company reviews a transaction, the most important consideration is whether the transaction will create value for the Company and its stockholders. In determining this, the Company considers many complex factors, including the management, financial condition, industry, and prospects of the particular issuer. It also considers legal and regulatory issues, prevailing market conditions, customer demands and many other factors. All the factors the Company considers reflect the flexibility the Company needs to conduct its business. Limitations on this flexibility could damage the Company's ability to conduct its business. In addition, a report discussing the factors could damage the Company's competitive position and profitability, since its competitors do not disclose this information.

  The proposal's requirement to issue a report would not address the proponents' concerns. Based on their supporting statement, the proponents' primary concern is alleged abuses related to the Three Gorges Dam Project in China. However, the Company has not been directly involved in financing the Three Gorges Dam Project. In addition, the proposal would not require the Company to take any action regarding that project.

  The Company also believes the proposal's supporting statement is misleading because it suggests the Company controls China International Capital Corporation. The Company does not control CICC. CICC is an independent investment banking firm, based in the Peoples Republic of China. Although the Company owns a minority interest (35%) in CICC, the Company does not control CICC, does not control CICC's decisions on what business to pursue or accept and has no veto power over such decisions.

  The Board of Directors recommends a vote AGAINST this proposal. The proxy holders will vote all proxies received AGAINST this proposal unless otherwise instructed.

        SUBMITTING PROXIES AND VOTING INSTRUCTIONS BY PHONE OR INTERNET

  If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by touch-tone telephone or through the Internet. If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or through the Internet. Some nominees participate in the telephone and Internet voting programs provided by ADP Investor Communication Services. Procedures to submit proxies or voting instructions by telephone or through the Internet are designed to authenticate stockholder identities, to allow stockholders to submit their proxies or voting instructions and to confirm that such proxies or voting instructions have been properly recorded. If you submit a proxy or voting instructions through the Internet, you may be required to bear associated costs, such as usage charges from Internet access providers and telephone companies.

  If you are a registered stockholder, you may submit your proxy by touch-tone telephone by calling 1-800-690-6903 in the United States and following the directions provided. You may also submit your proxy by following the directions provided at the following addresses on the World Wide Web: www.msdwt.com or www.proxyvote.com. Proxies must be received by the deadline set forth on the proxy card you receive. The Company has been advised by counsel that these procedures for the submission of proxies by telephone and through the Internet are consistent with the requirements of applicable law.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 2000 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, 1585 Broadway, New York, New York 10036, not later than October 22, 1999 to be considered for inclusion in the Company's proxy materials for that meeting.

  A stockholder that intends to present business at the 2000 annual meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's Bylaws. To bring business before an annual meeting, the Company's Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws, to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than December 11, 1999 and no later than January 10, 2000. If the notice is received before December 11, 1999 or after January 10, 2000, it will be considered untimely and the Company will not be required to present such proposal at the 2000 annual meeting.

                                 OTHER MATTERS

  On the date of this Proxy Statement, management did not know of any other matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons appointed as proxies will vote thereon in accordance with their best judgment.

                            ADDITIONAL INFORMATION

  The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, including the financial statements and schedules thereto. Requests for copies should be directed to the Company's Office of Investor Relations, 1221 Avenue of the Americas, 33rd Floor, New York, New York 10020 (Telephone 800-733-2307).

                       MORGAN STANLEY DEAN WITTER & CO.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS, APRIL 9, 1999

        The undersigned hereby appoints Christine A. Edwards, Robert G. Scott and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of the Company which the undersigned is entitled in any capacity to vote if personally present at the 1999 Annual Meeting of Stockholders to be held on April 9, 1999 at 9:00 A.M., local time, at the offices of Morgan Stanley Dean Witter Trust FSB, Harborside Financial Center, Plaza Two, Jersey City, New Jersey, and at any adjournments or postponements thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO GRANT YOUR PROXY BY
 PHONE OR BY INTERNET, OR RETURN THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE AFTER SIGNING AND DATING IT ON THE OTHER SIDE. NO POSTAGE IS REQUIRED IF MAILED
                             IN THE UNITED STATES.

YOU MAY GRANT A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
---------------------------------------------------------
(See enclosed insert for further instructions)

TO GRANT A PROXY BY PHONE, call Toll-Free in the U.S.: 1-800-690-6903
-------------------------
TO GRANT A PROXY BY INTERNET, visit the Website(s): WWW.MSDWT.COM or
----------------------------
WWW.PROXYVOTE.COM

OR   PLEASE MARK VOTES AS            IF YOU PLAN TO ATTEND
--   IN THE EXAMPLE USING            THE ANNUAL MEETING,
     BLACK OR BLUE INK     [X]       PLEASE CHECK THIS BOX   [_]


THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS AS SET FORTH BELOW:


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
                                          ---

                                                                                           FOR ALL
                                                                        FOR     WITHHOLD    EXCEPT
1. To elect as directors all nominees listed (except as marked          [_]       [_]        [_]
   to the contrary below):

NOMINEES: 01 Charles F. Knight  02 Miles L. Marsh   03 Laura D' Andrea Tyson

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.


2. To amend the Company's Employee Stock Purchase Plan to increase      FOR     AGAINST    ABSTAIN
   the number of shares of Common Stock reserved for issuance           [_]       [_]        [_]
   thereunder by a total of 25,000,000 shares.

                                                                        FOR     AGAINST    ABSTAIN
3. To ratify the appointment of Deloitte & Touche LLP as the Company's  [_]       [_]        [_]
   independent auditors for the fiscal year ending November 30, 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" STOCKHOLDER PROPOSALS 4, 5
AND 6.                                    -------

4. Stockholder proposal to declassify the Board of Directors.           FOR     AGAINST    ABSTAIN
                                                                        [_]       [_]        [_]

5. Stockholder proposal to tie executive compensation to the            FOR     AGAINST    ABSTAIN
   amount of dividends paid.                                            [_]       [_]        [_]

6. Stockholder proposal to issue a report by October 1999               FOR     AGAINST    ABSTAIN
   reviewing the Company's underwriting, investing                      [_]       [_]        [_]
   and lending criteria with the view to incorporating
   criteria related to a transaction's impact on the
   environment, human rights and the Company's reputation.


Please sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

Please make sure to sign and date
this card.                                   Dated_________,   1999



----------------------------------        -------------------------------
          Signature                         Co-Owner (if any) Signature

-------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES



                       MORGAN STANLEY DEAN WITTER & CO.


--------------------------------------------------------------------------------

                                   IMPORTANT

              USE ONE OF THE THREE EASY WAYS TO GRANT YOUR PROXY

1. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR GO DIRECTLY TO WWW.PROXYVOTE.COM. ENTER
                       -------------                   ------------------
   YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

2. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

3. BY MAIL. PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.
SUBMIT YOUR PROXY TO ENSURE RECEIPT NO LATER THAN 5:00 P.M. ON APRIL 8, 1999.

                       MORGAN STANLEY DEAN WITTER & CO.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS, APRIL 9, 1999

        The undersigned hereby appoints Christine A. Edwards, Robert G. Scott and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of the Company which the undersigned is entitled in any capacity to vote if personally present at the 1999 Annual Meeting of Stockholders to be held on April 9, 1999 at 9:00 A.M., local time, at the offices of Morgan Stanley Dean Witter Trust FSB, Harborside Financial Center, Plaza Two, Jersey City, New Jersey, and at any adjournments or postponements thereof, in accordance with the instructions set forth in this Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

       PLEASE RETURN THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE AFTER
                   SIGNING AND DATING IT ON THE OTHER SIDE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE MARK VOTES AS                    IF YOU PLAN TO ATTEND
IN THE EXAMPLE USING                    THE ANNUAL MEETING,
BLACK OR BLUE INK           [X]         PLEASE CHECK THIS BOX       [_]

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS AS SET FORTH BELOW:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSALS 1, 2 AND 3.                     ---

                                                                                  FOR ALL
                                                                   FOR   WITHHOLD  EXCEPT
1. To elect as directors all nominees listed (except as marked     [_]     [_]      [_]
   to the contrary below):

NOMINEES: 01 Charles F. Knight    02 Miles L. Marsh   03 Laura D' Andrea Tyson

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

                                                                   FOR   AGAINST  ABSTAIN
2. To amend the Company's Employee Stock Purchase Plan to          [_]     [_]      [_]
   increase the number of shares of Common Stock reserved
   for issuance thereunder by a total of 25,000,000 shares.


                                                                   FOR   AGAINST  ABSTAIN
3. To ratify the appointment of Deloitte & Touche LLP as           [_]     [_]      [_]
   the Company's independent auditors for the fiscal year
   ending November 30, 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
STOCKHOLDER PROPOSALS 4, 5 AND 6.         -------

                                                                   FOR   AGAINST  ABSTAIN
4. Stockholder proposal to declassify the Board of                 [_]     [_]      [_]
   Directors.

                                                                   FOR   AGAINST  ABSTAIN
5. Stockholder proposal to tie executive compensation              [_]     [_]      [_]
   to the amount of dividends paid.

                                                                   FOR   AGAINST  ABSTAIN
6. Stockholder proposal to issue a report by                       [_]     [_]      [_]
   October 1999 reviewing the Company's underwriting,
   investing and lending criteria with the view to
   incorporating criteria related to a transaction's
   impact on the environment, human rights and the
   Company's reputation.


Please sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

Please make sure to sign and date
this card.                                      Dated _____, 1999

________________                                ___________________________
   Signature                                    Co-Owner (if any) Signature

--------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES


                       MORGAN STANLEY DEAN WITTER & CO.

--------------------------------------------------------------------------------
                                   IMPORTANT
             PLEASE DATE, SIGN AND RETURN YOUR PROXY CARD IN THE
             ENCLOSED POSTAGE PAID ENVELOPE.

             SUBMIT YOUR PROXY CARD SO THAT IT IS RECEIVED NO
             LATER THAN 5:00 P.M. ON APRIL 8, 1999.
--------------------------------------------------------------------------------

                       MORGAN STANLEY DEAN WITTER & CO.
   1999 VOTING INSTRUCTION FORM ("VIF") FOR MORGAN STANLEY DEAN WITTER & CO.
                           BENEFIT PLAN PARTICIPANTS

The undersigned hereby directs the following to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the shares of common stock or preferred stock of Morgan Stanley Dean Witter & Co. (the "Company"), not subject to any voting agreements, in the undersigned's plan account(s) with any of the following at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 9, 1999 at 9:00 A.M., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 19, 1999 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

 . Morgan Stanley Dean Witter Trust FSB, as custodian (the "Custodian") under the (i) Dean Witter Reynolds Inc. Financial Advisor Productivity Compensation Plan, (ii) Dean Witter Reynolds Inc. Branch Manager Compensation Plan, and/or
   (iii) Morgan Stanley Dean Witter & Co. Employee Stock Purchase Plan. The undersigned understands that the Custodian will not vote or grant proxies with respect to the shares in my account if I do not sign, date and return this VIF. The undersigned also understands that if I sign, date and return this VIF, the Custodian or its proxy intends to vote in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the Annual Meeting.

 .  Mellon Bank, N.A., as trustee (the "START Trustee") under the Dean Witter
   START Plan (Saving Today Affords Retirement Tomorrow). The undersigned understands that (A) unless otherwise required by law, the START Trustee intends to vote or grant proxies with respect to all undirected shares held under the plan in the same proportion as the shares of all plan participants of the Dean Witter START Plan who have timely delivered properly executed voting instructions, (B) the START Trustee or its proxy will vote in its discretion on all other matters that may properly come before the Annual Meeting, and (C) the START Trustee will hold the voting instructions indicated on the reverse side of this VIF in confidence.

 .  The Northern Trust Company, as trustee (the "ESOP Trustee") under the Morgan
   Stanley Dean Witter & Co. and Subsidiaries Employee Stock Ownership Plan (the "ESOP Plan"). The undersigned understands that, subject to the terms of its trust agreement, the ESOP Trustee will not vote or grant proxies with respect to any shares for which no instruction is received. The undersigned further understands that the ESOP Trustee intends to vote or grant proxies with respect to all unallocated shares held under the ESOP Plan in the same proportion as the shares of all ESOP Plan participants who have timely delivered properly executed voting instructions (with neither an abstention nor noninstruction being deemed a voting instruction to the ESOP Trustee for this purpose), unless otherwise required by law.

 . State Street Bank and Trust Company, as trustee (the "Award Trustee") under the Trust Agreement dated as of April 1, 1994, as amended, in connection with the Company's 1988 Equity Incentive Compensation Plan, as amended, the Company's 1995 Equity Incentive Compensation Plan, as amended, and the Company's Employees' Equity Accumulation Plan, as amended. The undersigned understands that, subject to the terms of its trust agreement, the Award Trustee will not vote or grant proxies with respect to any shares for which no instruction is received.

The undersigned further understands that this VIF or the telephone or Internet voting instructions, properly completed, must be received no later that 5:00 P.M. on April 6, 1999 for my shares to be voted in accordance with my instructions.

PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO DIRECT YOUR VOTE BY
  PHONE OR BY INTERNET, OR RETURN THIS VIF AFTER SIGNING AND DATING IT ON THE
      OTHER SIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

YOU MAY DIRECT YOUR VOTE BY TOUCH-TONE PHONE OR BY INTERNET
-----------------------------------------------------------
(See enclosed insert for further instructions)

TO DIRECT YOUR VOTE BY PHONE, call Toll-Free in the U.S.: 1-800-690-6903
----------------------------
TO DIRECT YOUR VOTE BY INTERNET, visit the Website(s): WWW.MSDWT.COM or
-------------------------------
WWW.PROXYVOTE.COM

OR
--
PLEASE MARK VOTES AS                            IF YOU PLAN TO ATTEND
IN THE EXAMPLE USING                            THE ANNUAL MEETING,
BLACK OR BLUE INK        [X]                    PLEASE CHECK THIS BOX    [_]

THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                           ---
PROPOSALS 1, 2 AND 3.

                                                                                            FOR ALL
                                                                        FOR      WITHHOLD    EXCEPT
1. To elect as directors all nominees listed (except as marked          [_]        [_]        [_]
   to the contrary below):

NOMINEES:  01 Charles F. Knight  02 Miles L. Marsh 03 Laura D' Andrea Tyson

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee's name.

                                                                        FOR       AGAINST   ABSTAIN
2. To amend the Company's Employee Stock Purchase Plan to               [_]         [_]       [_]
   increase the number of shares of Common Stock reserved
   for issuance thereunder by a total of 25,000,000 shares.

                                                                        FOR       AGAINST   ABSTAIN
3. To ratify the appointment of Deloitte & Touche LLP as the            [_]         [_]       [_]
   Company's independent auditors for the fiscal year ending
   November 30, 1999.

THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS RECOMMENDS A VOTE
"AGAINST" STOCKHOLDER PROPOSALS 4, 5 AND 6.
--------
                                                                        FOR       AGAINST   ABSTAIN
4. Stockholder proposal to declassify the Board of Directors.           [_]         [_]       [_]


                                                                        FOR       AGAINST   ABSTAIN
5. Stockholder proposal to tie executive compensation to                [_]         [_]       [_]
   the amount of dividends paid.

                                                                        FOR       AGAINST   ABSTAIN
6. Stockholder proposal to issue a report by October 1999               [_]         [_]       [_]
   reviewing the Company's underwriting, investing
   and lending criteria with the view to incorporating
   criteria related to a transaction's impact on the
   environment, human rights and the Company's reputation.


Please sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

Please make sure to sign and date
this card.                                         Dated ________, 1999

____________________                           ____________________________
    Signature                                   Co-Owner (if any) Signature

--------------------------------------------------------------------------------
               PLEASE DETACH AT PERFORATION ALONG DOTTED LINES



                       MORGAN STANLEY DEAN WITTER & CO.

--------------------------------------------------------------------------------
                                   IMPORTANT

              USE ONE OF THE THREE EASY WAYS TO DIRECT YOUR VOTE

1. BY INTERNET. HAVE YOUR VIF AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR GO DIRECTLY TO WWW.PROXYVOTE.COM. ENTER YOUR 12-
               -------------                   ------------------
   DIGIT CONTROL NUMBER LOCATED ON THE VIF AND FOLLOW THE SIMPLE INSTRUCTIONS.

2. BY TELEPHONE. HAVE YOUR VIF AT HAND. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE VIF AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

3. BY MAIL. PLEASE DATE, SIGN AND RETURN YOUR VIF IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SUBMIT YOUR VIF OR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER
THAN 5:00 P.M. ON APRIL 6, 1999.

--------------------------------------------------------------------------------

                       MORGAN STANLEY DEAN WITTER & CO.

                     1999 VOTING INSTRUCTION FORM ("VIF")

        Morgan Stanley Dean Witter Trust FSB, as custodian (the "Custodian") for certain shares beneficially owned by the undersigned, is hereby directed to vote, as indicated on the reverse side of this VIF, in person or by proxy, all of the undersigned's shares of Common Stock of Morgan Stanley Dean Witter & Co. (the "Company") in the undersigned's account with the Custodian, not subject to any voting agreement, at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 9, 1999 at 9:00 A.M., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this VIF and more fully described in the Company's Notice of Annual Meeting of Stockholders dated February 19, 1999 and the accompanying Proxy Statement and, in its (or the proxies') discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting. The undersigned understands that this VIF or the telephone or Internet voting instructions, properly completed, must be received not later than 5:00 P.M. on April 8, 1999 or the Custodian will not vote the stock.

       PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO DIRECT
          YOUR VOTE BY PHONE OR BY INTERNET, OR RETURN THIS VIF AFTER
                   SIGNING AND DATING IT ON THE OTHER SIDE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

YOU MAY DIRECT YOUR VOTE BY TOUCH-TONE PHONE OR BY INTERNET
-----------------------------------------------------------
(See enclosed insert for further instructions)

TO DIRECT YOUR VOTE BY PHONE, call Toll-Free in the U.S.: 1-800-690-6903
----------------------------

TO DIRECT YOUR VOTE BY INTERNET, visit the Website(s): WWW.MSDWT.COM or
-------------------------------
WWW.PROXYVOTE.COM

OR      PLEASE MARK VOTES AS        IF YOU PLAN TO ATTEND
--      IN THE EXAMPLE USING        THE ANNUAL MEETING,
        BLACK OR BLUE INK  [X]      PLEASE CHECK THIS BOX [_]

THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
                   ---

1.  To elect as directors all nominees listed (except as marked to the contrary                                FOR ALL
    below):                                                                        FOR          WITHHOLD       EXCEPT
                                                                                   [_]            [_]            [_]


NOMINEES:   01 Charles F. Knight    02 Miles L. Marsh   03 Laura D' Andrea Tyson

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark
   "For All Except" box and strike a line through the nominee's name.


2.  To amend the Company's Employee Stock Purchase Plan to increase the number     FOR         AGAINST        ABSTAIN
    of shares of Common Stock reserved for issuance thereunder by a total of       [_]           [_]            [_]
    25,000,000 shares.


3.  To ratify the appointment of Deloitte & Touche LLP as the Company's            FOR         AGAINST        ABSTAIN
    independent auditors for the fiscal year ending November 30, 1999.             [_]           [_]            [_]


THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF
DIRECTORS RECOMMENDS A  VOTE "AGAINST" STOCKHOLDER
                              -------
PROPOSALS 4, 5 AND 6.


4.  Stockholder proposal to declassify the Board of Directors.                     FOR         AGAINST        ABSTAIN
                                                                                   [_]           [_]            [_]


5.  Stockholder proposal to tie executive compensation to the amount of            FOR         AGAINST        ABSTAIN
    dividends paid.                                                                [_]           [_]            [_]


6.  Stockholder proposal to issue a report by October 1999 reviewing the           FOR         AGAINST        ABSTAIN
    Company's underwriting, investing and lending criteria with the view to        [_]           [_]            [_]
    incorporating criteria related to a transaction's impact on the environment, human rights and the Company's reputation.


Please sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

Please make sure to sign and date
this card.                                         Dated  ______________, 1999



------------------------------             ------------------------------------
         Signature                              Co-Owner (if any) Signature



--------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES



                       MORGAN STANLEY DEAN WITTER & CO.



--------------------------------------------------------------------------------
                                   IMPORTANT

              USE ONE OF THE THREE EASY WAYS TO DIRECT YOUR VOTE


1. BY INTERNET. HAVE YOUR VIF AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR GO DIRECTLY TO WWW.PROXYVOTE.COM. ENTER YOUR 12-
               -------------                   ------------------
   DIGIT CONTROL NUMBER LOCATED ON THE VIF AND FOLLOW THE SIMPLE INSTRUCTIONS.

2. BY TELEPHONE. HAVE YOUR VIF AT HAND. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE VIF AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

3. BY MAIL. PLEASE DATE, SIGN AND RETURN YOUR VIF IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SUBMIT YOUR VIF OR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER THAN 5:00 P.M. ON APRIL 8, 1999.
--------------------------------------------------------------------------------



MSDW003

[GRAPHIC]

                                     NOW TWO NEW AND EASY WAYS
                                     TO SUBMIT YOUR VOTE/PROXY

                             24 HOURS A DAY             7 DAYS A WEEK
                        Fast and Convenient             Immediate Posting and Confirmation

                        TO VOTE BY INTERNET             TO VOTE BY TELEPHONE

                      Go to either website:             In the U.S., call toll-free
                           www.msdwt.com or             1-800-690-6903 using
                          www.proxyvote.com             a touch-tone phone

              Follow these four easy steps:             Follow these four easy steps:

                Read the accompanying Proxy             Read the accompanying Proxy
         Statement and have your proxy card      1      Statement and have your proxy card
         or voting instruction form at hand             or voting instruction form at hand

      Go to the "Vote Your Proxy Here" link             In the U.S., call the toll-free number
               on the website www.msdwt.com      2      1-800-690-6903 using a touch-tone phone
           or directly to www.proxyvote.com

                 Enter the 12-digit control             Enter the 12-digit control number
           number listed on your proxy card      3      listed on your proxy card
                 or voting instruction form             or voting instruction form

Follow the simple instructions and click on      4      Follow the simple recorded instructions
   "Final Submission" when you are finished

                   Thank you for submitting your vote/proxy.
  If you vote by telephone or Internet, you need not return the proxy card or voting instruction form.

                       MORGAN STANLEY DEAN WITTER & CO.

[GRAPHIC]

                                     NOW TWO NEW AND EASY WAYS
                                     TO SUBMIT YOUR VOTE/PROXY

                             24 HOURS A DAY             7 DAYS A WEEK
                        Fast and Convenient             Immediate Posting and Confirmation

                        TO VOTE BY INTERNET             TO VOTE BY TELEPHONE

                             Go to website:             Call the toll-free number listed on
                          www.proxyvote.com             your proxy card or voting instruction
                                                        form using a touch-tone phone

              Follow these four easy steps:             Follow these four easy steps:

                Read the accompanying Proxy      1      Read the accompanying Proxy
         Statement and have your proxy card             Statement and have your proxy card
         or voting instruction form at hand             or voting instruction form at hand

                             Go directly to      2      Call the toll-free number listed on your
                          www.proxyvote.com             proxy card or voting instruction form

                 Enter the 12-digit control      3      Enter the 12-digit control
           number listed on your proxy card             number listed on your proxy card
                 or voting instruction form             or voting instruction form

Follow the simple instructions and click on      4      Follow the simple recorded instructions
   "Final Submission" when you are finished

                   Thank you for submitting your vote/proxy.
  If you vote by telephone or Internet, you need not return the proxy card or voting instruction form.

                       MORGAN STANLEY DEAN WITTER & CO.

                  P R O X Y / V O T I N G   D I R E C T I V E


                       MORGAN STANLEY DEAN WITTER & CO.
 THIS PROXY/VOTING DIRECTIVE IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     AND RELATES TO THE 1999 ANNUAL MEETING OF STOCKHOLDERS, APRIL 9, 1999

        For purposes of a preliminary vote and in accordance with and pursuant to (i) Article IV, Section 4.1 of the Stockholders' Agreement dated as of February 14, 1986, as amended, among Morgan Stanley Dean Witter & Co. (as successor to Morgan Stanley Group Inc.), a Delaware corporation (the "Company"), and the persons listed on Appendix A thereto and/or (ii) certain agreements entered into between the Company and certain former general partners of Miller Anderson & Sherrerd, LLP and/or (iii) certain agreements entered into between the Company and certain officers of Van Kampen Investments Inc. and/or (iv) Appendix A to the Company's 1986 Stock Option Plan, as amended, and/or (v) Appendix A to the Company's Performance Unit Plan, as amended, and/or (vi) Appendix A to the award agreements or certificates entered into pursuant to the Company's 1988 Equity Incentive Compensation Plan, as amended (the "1988 EICP") and/or (vii) Appendix A to the award agreements or certificates entered into pursuant to the Company's 1995 Equity Incentive Compensation Plan, as amended (the "1995 EICP") and/or (viii) Exhibit B to the Trust Agreement (the "Trust Agreement") dated as of March 5, 1991, as amended, between the Company and State Street Bank and Trust Company, as trustee (collectively, the "Voting Agreements"), the undersigned, being subject to voting restrictions in one or more of such Voting Agreements, does hereby (A) vote the shares of Common Stock of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the number of such shares that corresponds to the number of stock units awarded to the undersigned under the 1988 EICP and the 1995 EICP (the "Trust Shares") and are held by the trustee referred to above (the "Trustee")) in accordance with any instructions on the reverse side, and (B) instruct the Trustee to vote the Trust Shares in the preliminary vote in accordance with any instructions on the reverse side.

        With respect to shares of Common Stock (other than Trust Shares) of the Company held by the undersigned which have been issued pursuant to, or are subject to, one or more of the Voting Agreements (other than the Trust Agreement), the undersigned hereby appoints Christine A. Edwards, Robert G. Scott and Ronald T. Carman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote the number of such shares of Common Stock of the Company which shares the undersigned has the power to vote at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, April 9, 1999 at 9:00 A.M., local time, at the offices of the Morgan Stanley Dean Witter Trust FSB, Harborside Financial Center, Plaza Two, Jersey City, New Jersey, and at any adjournments or postponements thereof, in accordance with the results of the preliminary vote referred to above irrespective of the instructions on the reverse side and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the Annual Meeting.

        I hereby agree that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the extent not prohibited by law, shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, incapacity, dissolution, liquidation, termination, bankruptcy, dissolution of marital relationship or insolvency of the undersigned or any similar event. If, after the execution of this document, any such event shall occur before the completion of the actions contemplated hereby, the above-designated attorneys and Trustee are nevertheless authorized and directed to complete all of such actions, to the extent required by the Voting Agreements.

        In the event that the undersigned has executed this document, but has not indicated his or her vote on any of the proposals on the reverse, the number of his or her shares (other than Trust Shares) subject to the Voting Agreements or held on his or her behalf will be voted in accordance with the Board of Directors' recommendations as to each proposal, as indicated on the reverse side of this card, for purposes of the preliminary vote among employee stockholders of the Company who are subject to one or more Voting Agreements.

YOU MAY VOTE/GRANT A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
------------------------------------------------------------
(See enclosed insert for further instructions)

TO VOTE/GRANT A PROXY BY PHONE, call Toll-Free in the U.S.: 1-800-690-6903
------------------------------

TO VOTE/GRANT A PROXY BY INTERNET, visit the Website(s): WWW.MSDWT.COM or
---------------------------------
WWW.PROXYVOTE.COM

OR      PLEASE MARK VOTES AS            IF YOU PLAN TO ATTEND
--      IN THE EXAMPLE USING            THE ANNUAL MEETING,
        BLACK OR BLUE INK  [X]          PLEASE CHECK THIS BOX [_]


THIS PROXY/VOTING DIRECTIVE CARD WILL BE VOTED AS DIRECTED IN THE PRELIMINARY VOTE. IF THIS PROXY/VOTING DIRECTIVE CARD IS SIGNED AND RETURNED, BUT NO DIRECTION IS MADE, SHARES OF COMMON STOCK OTHER THAN THE TRUST SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MORGAN STANLEY DEAN WITTER & CO. BOARD OF DIRECTORS AS SET FORTH BELOW:


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSALS 1, 2 AND 3.
 ---
1.  To elect as directors all nominees listed (except as marked to the contrary                              FOR ALL
    below):                                                                         FOR        WITHHOLD      EXCEPT
                                                                                    [_]           [_]          [_]


NOMINEES:  01 Charles F. Knight  02 Miles L. Marsh  03 Laura D'Andrea Tyson

  INSTRUCTION: To withhold authority to vote for any individual nominee, mark
  "For All Except" box and strike a line through the nominee's name.


2.  To amend the Company's Employee Stock Purchase Plan to increase the number      FOR         AGAINST      ABSTAIN
    of shares of Common Stock reserved for issuance thereunder by a total of        [_]           [_]          [_]
    25,000,000 shares.


3.  To ratify the appointment of Deloitte & Touche LLP as the Company's             FOR         AGAINST      ABSTAIN
    independent auditors for the fiscal year ending November 30, 1999.              [_]           [_]          [_]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST"
STOCKHOLDER PROPOSALS 4, 5  AND 6.        -------

4.  Stockholder proposal to declassify the Board of Directors.                      FOR         AGAINST      ABSTAIN
                                                                                    [_]           [_]          [_]


5.  Stockholder proposal to tie executive compensation to the amount of             FOR         AGAINST      ABSTAIN
    dividends paid.                                                                 [_]           [_]          [_]



6.  Stockholder proposal to issue a report by October 1999 reviewing the            FOR         AGAINST      ABSTAIN
    Company's underwriting, investing and lending criteria with the view to         [_]           [_]          [_]
    incorporating criteria related to a transaction's impact on the environment, human rights and the Company's reputation.


Please sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

Please make sure to sign and date
this card.                                      Dated __________________, 1999



-----------------------------         ---------------------------------------
         Signature                           Co-Owner (if any) Signature


--------------------------------------------------------------------------------
                PLEASE DETACH AT PERFORATION ALONG DOTTED LINES



                       MORGAN STANLEY DEAN WITTER & CO.



--------------------------------------------------------------------------------
                                   IMPORTANT

           USE ONE OF THE THREE EASY WAYS TO DIRECT YOUR VOTE/PROXY

1. BY INTERNET. HAVE YOUR PROXY/VOTING DIRECTIVE CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR GO DIRECTLY TO
                                              -------------
   WWW.PROXYVOTE.COM. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE
   ------------------
   PROXY/VOTING DIRECTIVE CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

2. BY TELEPHONE. HAVE YOUR PROXY/VOTING DIRECTIVE CARD AT HAND. IN THE U.S. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY/VOTING DIRECTIVE CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

3. BY MAIL. PLEASE DATE, SIGN AND RETURN YOUR PROXY/VOTING DIRECTIVE CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SUBMIT YOUR PROXY/VOTING DIRECTIVE CARD OR VOTING INSTRUCTIONS TO ENSURE RECEIPT NO LATER THAN 5:00 P.M. ON MARCH 17, 1999.
--------------------------------------------------------------------------------



MSDW002

                       MORGAN STANLEY DEAN WITTER & CO.
                                 1585 Broadway
                           New York, New York 10036

                                                              February 19, 1999

Dear Employee Stockholder:

  You are entitled to participate in the Preliminary Vote of certain of the Company's employee stockholders concerning the matters to be voted on at the Company's 1999 Annual Meeting of Stockholders. The Preliminary Vote will be taken on Wednesday, March 17, 1999. A proxy/voting directive card and the Proxy Statement describing the matters to be voted on in the Preliminary Vote and at the Annual Meeting are enclosed. Kindly submit your proxy/voting directive either electronically (by Internet or telephone as per the enclosed instructions) or by completing, signing and returning the proxy/voting directive card in the enclosed envelope on or before March 17, 1999.

  The outcome of the Preliminary Vote will determine how shares of the Company's Common Stock that are subject to the Preliminary Vote will be voted at the Annual Meeting, so it is essential that you vote in the Preliminary Vote. At the Annual Meeting, the following procedures will apply to shares of Common Stock subject to the Preliminary Vote.

  . All of the shares of Common Stock held in the Company's "rabbi" trust which are subject to the Preliminary Vote, including shares corresponding to your stock units, will be voted at the Annual Meeting by State Street Bank and Trust Company, as Trustee of the "rabbi" trust, in accordance with the vote of the majority of the Common Stock voted in the Preliminary Vote.

  . If you wish to vote any shares of Common Stock you own that are subject to the Preliminary Vote, you must grant an irrevocable proxy to Christine
    A. Edwards, Robert G. Scott and Ronald T. Carman to vote such shares at the Annual Meeting in accordance with the vote of the majority of the Common Stock voted in the Preliminary Vote on all matters submitted to the Preliminary Vote and in the proxies' discretion on any other matter properly coming before the Annual Meeting. You will not be able to vote your shares of Common Stock subject to the Preliminary Vote in any other manner.

  By electronically submitting your proxy/voting directive or by completing, signing and returning the enclosed proxy/voting directive card, you are participating in the Preliminary Vote and granting the proxy.

  If you own shares of Common Stock that are not subject to the Preliminary Vote, or if you have shares of ESOP Stock allocated to you in the ESOP, you may vote these shares in your discretion at the Annual Meeting. You should receive separate mailings containing materials (e.g., proxy or voting directive card, and the Company's 1998 Annual Report to Stockholders) so you can vote these shares. ESOP Stock may be voted by directing The Northern Trust Company, as Trustee of the ESOP, to vote. Common Stock that is not subject to the Preliminary Vote may be voted in the manner described in the Proxy Statement. If you own Common Stock that is not subject to the Preliminary Vote, or if you have ESOP Stock allocated to you, and you have not received the appropriate mailings, please contact Susan Krause in Law, Compliance and Governmental Affairs at (212) 762-6710.

  Of course, you are welcome to attend the Annual Meeting. Thank you for your participation in the Preliminary Vote.

Very truly yours,

/s/ Philip J. Purcell                     /s/ John J. Mack

Philip J. Purcell                         John J. Mack
Chairman and Chief Executive Officer      President and Chief Operating
                                          Officer

                                                                      APPENDIX A

                        MORGAN STANLEY DEAN WITTER & CO.
                          EMPLOYEE STOCK PURCHASE PLAN

              Amended December 18, 1998, Effective January 1, 1999

SECTION 1 - PURPOSE
-------------------

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by current and future Eligible Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

SECTION 2 - DEFINITIONS
-----------------------

When used herein, the following terms shall have the following meanings:

2.1  "Board of Directors" means the Board of Directors of the Company, or any
      ------------------
     committee of such Board of Directors, as the Board of Directors may determine from time to time.

2.2  "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
     time, or any successor statute thereto.

2.3  "Committee" means the committee appointed by the Board of Directors to
      ---------
     administer the Plan pursuant to Section 12.

2.4  "Common Stock" means common stock, par value $0.01 per share, of the
      ------------
     Company.

2.5  "Common Stock Account" means the account established with, and maintained
      --------------------
     by, the Custodian for the purpose of holding Common Stock purchased pursuant to this Plan.

2.6  "Company" means Morgan Stanley Dean Witter & Co., a Delaware corporation,
      -------
     and its successors and assigns.

2.7  "Custodian" means the agent selected by the Company to hold Common Stock
      ---------
     purchased under the Plan.

2.8  "Disability" means disability as defined under any qualified, defined
      ----------
     benefit plan sponsored by the Company or any Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.

2.9  "Eligible Compensation" means the sum of the types and amounts of
      ---------------------
     compensation determined from time to time by the Committee in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code and any regulations promulgated thereunder.

2.10 "Eligible Employee" means all employees of the Company and its
      -----------------
     Subsidiaries that have been designated as eligible to participate in the Plan pursuant to and in accordance with rules prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof) and the regulations promulgated thereunder.

2.11 "Fair Market Value" means the average of the high and low sales prices of
      -----------------
     a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date in question or, if the Common Stock shall not have been traded on such date, the average of the high and low sales prices on the first day prior thereto on which the Common Stock was so traded or, if the Common Stock was not so traded, such other amount as may be determined by the Committee in its sole discretion.

2.12 "Investment Date" means for each Eligible Employee, each date on which he
      ---------------
     receives his Eligible Compensation in each Plan Year, or such other dates as may be determined by the Committee in its sole discretion.

2.13 "Participant" means an Eligible Employee who has met the requirements of
      -----------
     Section 3 and has elected to participate in the Plan pursuant to Section
     4.1.

2.14 "Payroll Deduction Account" means the bookkeeping entry established by the
      -------------------------
     Company for each Participant pursuant to Section 4.3.

2.15 "Plan" means the Morgan Stanley Dean Witter & Co. Employee Stock Purchase
      ----
     Plan as set forth herein and as amended from time to time.

2.16 "Plan Year" means a calendar year.
      ---------

2.17 "Retirement" means retirement as defined by any qualified or non-qualified
      ----------
     defined benefit plan sponsored by the Company or a Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.

2.18 "Subsidiary" means any corporation designated by the Committee which
      ----------
     constitutes a "subsidiary" of the Company, within the meaning of Code
     Section 424(f).

SECTION 3 - ELIGIBILITY
-----------------------

3.1  General Rule.  Subject to Section 3.3, each Eligible Employee shall be
-----------------
     eligible to participate in the Plan beginning on the later of (i) the Eligible Employee's date of hire by the Company or any Subsidiary and (ii) the date such employee becomes an Eligible Employee.

3.2  Leave of Absence.  Unless the Committee otherwise determines, a Participant
---------------------
     on a paid leave of absence shall continue to be a Participant in the Plan so long as such Participant is on such paid leave of absence. Unless otherwise determined by the Committee, a Participant on an unpaid leave of absence shall not be entitled to participate in any offering commencing after such unpaid leave has begun but shall not be deemed to have terminated employment for purposes of the Plan. A Participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in any offering commencing after such termination of employment, and such Participant's Payroll Deduction Account shall be paid out in accordance with Section 6.1.

3.3  Common Stock Account.  As a condition to participation in this Plan, each
-------------------------
     Eligible Employee shall be required to hold shares purchased hereunder in a Common Stock Account and such employee's decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for the purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and conditions of a written agreement between the Company and the Custodian.

SECTION 4 - PARTICIPATION AND PAYROLL DEDUCTIONS
------------------------------------------------

4.1  Enrollment.  Each Eligible Employee may elect to participate in the Plan
---------------
    for a Plan Year by completing a Company-specified enrollment process. Upon completing the enrollment process, an Eligible Employee shall commence participation in the Plan on the next practicable Investment Date. Each Eligible Employee shall be advised of the purchase price (expressed as a percentage of Fair Market Value) determined under Section 5.2(b) before enrolling in the Plan.

4.2  Amount of Deduction.  When enrolling, the Eligible Employee shall specify a
------------------------
    payroll deduction amount of a percentage (in whole numbers) of Eligible Compensation which shall be withheld from such Eligible Employee's regular paychecks, including bonus paychecks, for the Plan Year, provided, however,
                                                             -----------------
    that the Committee may determine and specify, from time to time, (i) the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and (ii) the maximum amount, if any, of Eligible Compensation that may be deducted for an Eligible Employee in any Plan Year, and provided further, that no such determination shall be contrary to the requirements of Code Section 423 and the regulations promulgated thereunder.. The Committee, in its sole discretion, may authorize payment in respect of any option exercised hereunder by personal check.

4.3  Payroll Deduction Accounts.  Each Participant's payroll deduction shall be
-------------------------------
    credited, as soon as practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

4.4  Subsequent Plan Years.  Unless otherwise specified prior to the beginning
--------------------------
    of any Plan Year by completing a Company-specified process, a Participant shall be deemed to have elected to participate in each subsequent Plan Year for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Plan Year.

4.5  Changes in Participation.
-----------------------------

(a) At any time during a Plan Year, a Participant may cease participation in the Plan by completing a Company-specified process. Such cessation will become effective as soon as practicable following completion of such process, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant's Payroll Deduction Account as soon as practicable thereafter. To the extent then an Eligible Employee, any Participant who ceased to participate may elect to participate again as of any subsequent Investment Date in any calendar quarter after the quarter in which such Participant ceased to participate.

(b) At any time during a Plan Year (but not more than once in any calendar quarter), a Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deduction within the limits approved by the Committee pursuant to Section 4.2 by completing a Company-specified process. Such increase or decrease shall become effective with the first pay period following the completion of such process to which it may be practically applied. Notwithstanding any increase in the percentage of Eligible Compensation subject to pay deduction pursuant to this Section 4.5(b), in no event may the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year exceed the maximum amount authorized to be deducted pursuant to Section 4.2.

(c) Notwithstanding anything herein to the contrary, in the event the Committee determines under Section 5.2(b) to change the purchase price of a share of Common Stock, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under
     Section 4.5(a) or 4.5(b) before such change in the purchase price takes effect.

    SECTION 5 - OFFERINGS
    ---------------------

5.1  Maximum Number of Shares.  The Plan will be implemented by making offerings
-----------------------------
     of Common Stock on each Investment Date until the maximum number of shares of Common Stock available under the Plan have been issued pursuant to the exercise of options.

5.2  Grant and Exercise of Options
----------------------------------

(a) Subject to Section 5.3, on each Investment Date, each Participant shall be deemed, subject to Section 5.4, to have been granted an option to purchase, and shall be deemed, without any further action, to have exercised such option and purchased the number of shares of Common Stock determined by dividing the amount credited to the Participant's Payroll Deduction Account on such date by the purchase price (as determined in paragraph (b) below). All such shares shall be credited to the Participant's Common Stock Account.

(b) The purchase price for each share of Common Stock shall be expressed as a percentage of Fair Market Value on the Investment Date and shall be determined from time to time by the Committee, but in no event shall such purchase price be less than 85 percent of the Fair Market Value of such share on the Investment Date.

5.3  Oversubscription of Shares.  If the total number of shares for which
-------------------------------
     options are exercised on any Investment Date exceeds the maximum number of shares available for the applicable offering, the Company shall make an allocation of the shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable, and the balance of all amounts credited to the Payroll Deduction Accounts shall be applied to the next offering.

5.4  Limitations on Grant and Exercise of Options
-------------------------------------------------

(a) No option granted under this Plan shall permit a Participant to purchase stock under all employee stock purchase plans (as defined by Code Section 423(b)) of the Company and any Subsidiary in an amount which, in the aggregate, would exceed $25,000 based on the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b) No employee who would own, immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (a "5% Owner") shall be granted an option. For purposes of determining whether an employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

SECTION 6 - DISTRIBUTIONS OF COMMON STOCK ACCOUNT
-------------------------------------------------

6.1  Termination of Employment.  If a Participant's employment with the Company
------------------------------
     and its Subsidiaries terminates for any reason during a Plan Year, all shares credited to the Participant's Common Stock Account shall be distributed to the Participant, and any amount credited to the Participant's Payroll Deduction Account shall be refunded to the Participant or, in the event of the Participant's death, to the Participant's estate, as soon as practicable.

6.2  During Employment.  Prior to the Participant's termination of employment
----------------------
     with the Company and its Subsidiaries, a Participant may withdraw some or all of the whole shares credited to the Participant's Common Stock Account, subject to the provisions of Section 10.3, provided, however, that a
                                                ------------------
     Participant may not withdraw shares from the Participant's Common Stock Account (other than shares acquired upon the automatic reinvestment of dividends pursuant to Section 7) for a period of 12 months immediately following the Investment Date on which they were purchased.

SECTION 7 - DIVIDENDS ON SHARES
-------------------------------

All cash dividends paid with respect to shares of Common Stock held in a participant's Common Stock Account shall be invested automatically in shares of Common Stock purchased at 100 percent of Fair Market Value on the date such dividend is paid. All non-cash distributions paid on Common Stock held in a Participant's Common Stock Account shall be paid to the Participant as soon as practicable.

SECTION 8 - RIGHTS AS A STOCKHOLDER
-----------------------------------

When a Participant purchases Common Stock pursuant to the Plan or when Common Stock is credited to a Participant's Common Stock Account, subject to the restrictions set forth in Sections 6.2 and 10.3, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the shares so purchased or credited, whether or not certificates representing shares shall have been issued.

SECTION 9 - OPTIONS NOT TRANSFERABLE
------------------------------------

Neither a Participant's Payroll Deduction Account nor any options granted under the Plan to a Participant may be transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by a Participant and such options are exercisable during the Participant's lifetime only by the Participant. Any attempt at such assignment, transfer, pledge or other disposition shall be without effect.

SECTION 10 - COMMON STOCK
-------------------------

10.1  Reserved Shares.  There shall be reserved for issuance and purchase under
---------------------
     the Plan an aggregate of 1,048,416 shares of Common Stock (as of November 30, 1998), subject to adjustment as provided in Section 11. Shares subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.

10.2  Restrictions on Exercise.  In its sole discretion, the Board of Directors
------------------------------
     may require as conditions to the exercise of any option that shares of Common Stock reserved for issuance upon the exercise of an option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment only and not for resale or distribution.

10.3  Restriction on Sale.  Shares of Common Stock purchased hereunder (other
-------------------------
     than shares of Common Stock acquired upon the automatic investment of dividends pursuant to Section 7) shall not be transferable by a Participant for a period of 12 months immediately following the Investment Date on which such shares were purchased. In addition, upon the expiration of such 12-month period, shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the automatic investment of dividends pursuant to Section 7) shall not be transferable by a Participant for an additional succeeding 12-month period, without prior notice to the Company in the manner approved by the Company.

SECTION 11 - ADJUSTMENT UPON CHANGES IN CAPITALIZATION
------------------------------------------------------

In the event of a subdivision or consolidation of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, proportionately, and such other adjustments shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be deemed equitable by the Board of Directors, in its sole discretion, to give proper effect to such event, subject to the limitations of Code Section 424.

SECTION 12 - ADMINISTRATION
---------------------------

12.1  Appointment.  The Plan shall be administered by the Committee.  The
-----------------
     Committee shall consist of two or more members who shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee.

12.2  Authority.  Subject to the express provisions of the Plan, the Committee
---------------
     shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. If and to the extent required by Securities and Exchange Commission Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant's ability to participate in the Plan or sell any Common Stock received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.

12.3  Duties of Committee.  The Committee shall provide for the establishment
-------------------------
     and maintenance of records of the Plan and of each Payroll Deduction Account and Common Stock Account established for any Participant hereunder.

12.4  Plan Expenses.  The Company shall pay the fees and expenses of accounts
-------------------
     and counsel to the Company or the Committee, agents and other personnel and all other costs of administration of the Plan.

12.5  Indemnification.  To the maximum extent permitted by law, no member of the
---------------------
     Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company's obligation to indemnify any member of the Committee under the Company's Certificate of Incorporation or By-laws, or any other agreement between the Company and such member.

SECTION 13 - AMENDMENT AND TERMINATION
--------------------------------------

13.1  Amendment.  Subject to the provisions of Code Section 423, the Board of
---------------
     Directors may amend the Plan in any respect; provided, however, that the
                                                  -----------------
     Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

13.2  Termination.  The Plan will terminate on the Investment Date that
-----------------
     Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase. In addition, the Plan may be terminated at any prior time, at the sole discretion of the Board of Directors.

SECTION 14 - GOVERNMENTAL AND OTHER REGULATIONS
-----------------------------------------------

The Plan and the grant and exercise of options to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

SECTION 15 - NO EMPLOYMENT RIGHTS
---------------------------------

The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time.

SECTION 16 - WITHHOLDING
------------------------

As a condition to receiving shares hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any shares distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

SECTION 17 - OFFSETS
--------------------

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

SECTION 18 - NOTICES, ETC.
--------------------------

All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in Company-specified form, and if required to be in writing shall be mailed by first-class mail or delivered to such Company-specified location and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

SECTION 19 - CAPTIONS, ETC.
---------------------------

The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

SECTION 20 - EFFECT OF PLAN
---------------------------

The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

SECTION 21 - GOVERNING LAW
--------------------------

The internal laws of the State of New York shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.